UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Mirati Therapeutics, Inc.

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MIRATI THERAPEUTICS, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 15, 2019

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 15, 2019

To the Stockholders of Mirati Therapeutics, Inc.:
Notice is hereby given that the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Mirati Therapeutics, Inc., a Delaware corporation, will be held on Wednesday, May 15, 2019, beginning promptly at 9:00 a.m., Pacific Time. You are being asked to vote on the following matters:
1.To elect the eight nominees for director named in the accompanying proxy statement to serve for the ensuing year and until their successors are elected.
2.To approve, on an advisory basis, compensation paid to our named executive officers as disclosed in this proxy statement.
3.To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
5.To approve our Amended and Restated 2013 Equity Incentive Plan, to among other things, increase the aggregate number of shares of our common stock authorized for issuance under such plan by 2,500,000 shares.
6.To conduct any other business properly brought before the meeting.
The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.
The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.virtualshareholdermeeting.com/MRTX2019. You will not be able to attend the Annual Meeting in person.
Our Board of Directors has fixed the close of business on March 22, 2019, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. We intend to mail these proxy materials on or about April 19, 2019 to all stockholders as of the record date.
Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 15, 2019 at 9:00 a.m. Pacific Time via live webcast at www.virtualshareholdermeeting.com/MRTX2019.
The proxy statement and annual report to stockholders are available at http://www.materials.proxyvote.com/60468T

By Order of the Board of Directors,

Charles M. Baum, MD, PhD President and Chief Executive Officer
San Diego, California
April 19, 2019

2019 PROXY STATEMENT
INTRODUCTION
The Board of Directors of Mirati Therapeutics, Inc., a Delaware corporation ("Mirati," the "Company," "we," "us" or "our"), has made these proxy materials available to you on the Internet and has delivered these proxy materials to you in connection with the solicitation of proxies for use at the 2019 Annual Meeting of Stockholders ("Annual Meeting"). The Annual Meeting will be a virtual meeting, conducted via live webcast on the Internet at www.virtualshareholdermeeting.com/MRTX2019 on Wednesday, May 15, 2019, at 9:00 a.m. (Pacific Time), or at any adjournment or postponement thereof, for the purposes stated herein.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (sometimes referred to as the "Board") of Mirati is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
We intend to mail these proxy materials on or about April 19, 2019 to all stockholders of record.
What is the format of the Annual Meeting?
We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder may listen to the Annual Meeting and participate live via webcast at www.virtualshareholdermeeting.com/MRTX2019. The webcast will begin at 9:00 a.m. Pacific Time on May 15, 2019.

•	Stockholders may vote and submit questions during the Annual Meeting via live webcast.

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To enter the meeting, please have your 16-digit control number which is available on your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only and you will not be able to vote or submit questions during the meeting.

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Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MRTX2019.

How do you determine if a stockholder is eligible to vote?
Only stockholders of record as of the close of business on March 22, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting. On the record date, 36,028,376 shares of our common stock were issued, outstanding and entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. We will have a quorum to conduct the business of the Annual Meeting if the holders of at least 40% of the outstanding shares of our common stock entitled to vote are present themselves or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank or other nominee that are represented at the meeting, but that the broker, bank or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.
Can I attend the Annual Meeting?
We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/MRTX2019. The webcast will start at 9:00 a.m., Pacific Time, on May 15, 2019. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.

What do I need in order to be able to participate in the Annual Meeting online?
You will need the 16-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only—you will not be able to vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MRTX2019.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 22, 2019, the record date, will be entitled to vote at the Annual Meeting. On the record date, there were 36,028,376 shares of our common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on March 22, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 22, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote at the Annual Meeting:

•	Election of the eight nominees for director named in the proxy statement;

•	To indicate, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement;

•	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

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To approve our Amended and Restated 2013 Equity Incentive Plan, to among other things, increase the aggregate number of shares of our common stock authorized for issuance under such plan by 2,500,000 shares.

How do I vote?
For the election of directors, you may either vote "For" all nominees or you may "Withhold" your vote for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or you may abstain from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the enclosed proxy card. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

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To vote by telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 14, 2019 to be counted.

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To vote on the Internet, go to www.proxyvote.com and follow the instructions to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on May 14, 2019 to be counted.

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To vote using the proxy card, simply complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote during the Annual Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/MRTX2019.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 22, 2019.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all nominees for director as described in Proposal 1, "For" the approval of the stockholder advisory vote on the compensation of our named executive officers as described in Proposal 2, for "One Year" as the preferred frequency for soliciting stockholder advisory approval of the compensation of our named executive officers as described in Proposal 3, "For" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 as described in Proposal 4, and "For" approval of our Amended and Restated 2013 Equity Incentive Plan to among other things, increase the aggregate number of shares of our common stock authorized for issuance under such plan by 2,500,000 shares as described in Proposal 5.
If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

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You may send a timely written notice that you are revoking your proxy to our Secretary at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121. To be timely, a written notice revoking your proxy must be received by May 14, 2019.

•	You may vote during the Annual Meeting which will be hosted via the Internet.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent with respect to changing your vote.
When are stockholder proposals and director nominations due for the 2020 Annual Meeting of Stockholders?
To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 21, 2019, to the attention of our Secretary at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If you wish to submit a proposal (including a director nomination) at the 2020 Annual Meeting of Stockholders that is not to be included in next year's proxy materials, your written request must be received by our Secretary between January 16, 2020 and February 15, 2020. You are also advised to review our Bylaws, as amended, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to any proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for proposal 2, 4, and 5 and will have the same effect as "Against" votes. For Proposal 3, abstentions will have no effect and will not be counted towards the vote total. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
If your shares are held by your broker, bank or other agent as your nominee (that is, in "street name"), that nominee will provide you with a voting instruction form. Please follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules and interpretations of the NASDAQ Stock Market Listing Rules on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions and include the ratification of the selection of our independent registered public accounting firm. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, which include the election of directors, advisory approval of executive compensation, and the approval of the Amended and Restated 2013 Equity Incentive Plan to among other things, increase the aggregate number of shares of our common stock authorized for issuance under such plan by 2,500,000 shares, the shares will be treated as broker non-votes.
What are "broker non-votes"?
A "broker non-vote" occurs when a broker submits a proxy card with respect to shares held in street name on behalf of a beneficial owner but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. These un-voted shares are counted as broker non-votes.
How many votes are needed to approve each proposal?

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For Proposal 1, regarding the election of directors, the eight nominees named in this proxy statement receiving the most "For" votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome.

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To be approved, Proposal 2, regarding the approval on an advisory basis of the compensation paid to our named executive officers, must receive "For" votes from the holders of shares of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

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For Proposal 3, regarding the advisory vote on the preferred frequency of stockholder advisory votes on the compensation paid to our named executive officers, the frequency receiving the highest number of affirmative votes of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the item will be considered the frequency preferred by the stockholders. If you "Abstain" from voting, it will only be counted for the purposes of determining the number of shares represented at the Annual Meeting or represented by proxy.

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To be approved, Proposal 4, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019 must receive "For" votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

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For Proposal 5, to approve our Amended and Restated 2013 Equity Incentive Plan to among other things, increase the aggregate number of shares of our common stock authorized for issuance under such plan by 2,500,000 shares, requires a "For" vote from the majority of shares present at the Annual Meeting or represented by proxy and entitled to vote. If you mark your proxy to "Abstain" from voting, it will have the same effect as an "Against" vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least 40% of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 36,028,376 shares outstanding and entitled to vote. Thus, the holders of at least 14,411,351 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the Internet?
The proxy statement and annual report to stockholders are available at http://www.materials.proxyvote.com/60468T.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine members but is expected to be reduced to eight members in connection with the Annual Meeting. There are eight nominees for director this year, consisting of our incumbent directors other than Rodney Lappe, who we did not nominate for re-election at the Annual Meeting as a result of his decision to not stand for re-election at the Annual Meeting. The following directors have been nominated for re-election as a director this year: Charles M. Baum, M.D., Ph.D.; Bruce L.A. Carter, Ph.D.; Aaron I. Davis; Henry J. Fuchs, M.D.; Michael Grey; Faheem Hasnain; Craig Johnson; and Maya Martinez-Davis. Each nominee for director is to be elected at the Annual Meeting to serve until our 2020 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each of the nominees is currently a director of Mirati.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting. The eight nominees named in the proxy statement receiving the most "For" votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted "For" the election of the eight nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, "For" the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
EACH NOMINEE NAMED ABOVE

Name	Age	Position
Charles M. Baum, M.D., Ph.D.	60	President and Chief Executive Officer, Director
Bruce L.A. Carter, Ph.D.(1)(2)	75	Director
Aaron I. Davis*	40	Director
Henry J. Fuchs, M.D.(2)(3)	61	Director
Michael Grey(3)	66	Director
Faheem Hasnain**	64	Chairman of the Board
Craig Johnson(1)(2)	57	Director
Maya Martinez-Davis*(1)	49	Director

*	Ms. Martinez-Davis and Mr. Davis were appointed to the Company's Board of Directors on December 6, 2018.

**	Mr. Hasnain was appointed to the Company's Board of Directors and as Chairman of the Board of Directors on February 15, 2019.

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

 Charles M. Baum, M.D., Ph.D. has served as our President and Chief Executive Officer and member of our Board of Directors since November 2012. From June 2003 to September 2012, he was at Pfizer as Senior Vice President for Biotherapeutic Clinical Research within Pfizer's Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center. From 2000 to 2003, he was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). His career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum currently serves on the board of directors of Array BioPharma and Immunomedics, Inc. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University.

Dr. Baum's experience in the pharmaceutical industry provides our Board of Directors with subject matter expertise. In addition, through his position as President and Chief Executive Officer of the Company and his past position as Chief Medical Officer for Pfizer's Biotherapeutics and Bioinnovation Center, Dr. Baum has acquired the operational expertise, which we believe qualifies him to serve on our Board of Directors.

Bruce L.A. Carter, Ph.D. has served as a member of our Board of Directors since September 2016. Dr. Carter currently serves as a director of Dr. Reddy’s Laboratories Limited and Enanta Pharmaceuticals, Inc. Dr. Carter is an affiliate Professor in the Department of Biotechnology at the University of Washington, Seattle Washington, a position he has held since 1986. Dr. Carter served on the Board of Xencor, Inc. from 2009 to 2017. Dr. Carter served on the board for QLT, Inc. from 2006 to 2012. Dr. Carter served as Executive Chairman of Immune Design Corp. a privately-held biotechnology company from 2009 to 2011, and he served as a director from 2009 to 2012. From 1998 to 2009, Dr. Carter served as President and Chief Executive Officer of ZymoGenetics, Inc., a publicly-held biotechnology company, and as its Chairman of the Board from 2005 until it was acquired by Bristol-Myers Squibb in October 2010. From 1994 to 1998 Dr. Carter was the Chief Scientific Officer of Novo Nordisk, a publicly-held pharmaceutical company. Previously, he held positions in research at Zymogenetics and G.D. Searle & Co. Ltd. Dr. Carter received a B.Sc. with Honors in Botany from the University of Nottingham, England, and a Ph.D. in Microbiology from Queen Elizabeth College, University of London.

We believe that Dr. Carter's experience as an executive and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Aaron I. Davis has served as a member of our Board of Directors since December 2018. Mr. Davis co-founded Boxer Capital, LLC (“Boxer Capital”), the healthcare arm of the Tavistock Group, where he has served as portfolio manager since 2005 and as Chief Executive Officer since 2012. At Boxer Capital, Mr. Davis is responsible for identifying, evaluating and structuring investment opportunities in private and public biotechnology companies. Since 2016, Mr. Davis has served as the Executive Chairman of CiVi Biopharma, Inc. and as a member of the Board of Directors of Odonate Therapeutics, Inc. (NASDAQ:ODT) and Sojournix, Inc. From 2006 to 2008, he served as a member of the Board of Directors of Kalypsys, Inc. Prior to joining the Tavistock Group, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Groups at UBS Warburg, LLC. Mr. Davis received an M.A. degree in biotechnology from Columbia University and a B.B.A. degree in finance from Emory University.

We believe Mr. Davis' experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences qualifies him to serve on our Board of Directors.

Henry J. Fuchs, M.D. has served as a member of our Board of Directors since February 2012. Dr. Fuchs serves on the Board of Directors of Genomics Health, Inc. and was on the Board of Directors of Ardea Biosciences, Inc. from 1996 until its acquisition by AstraZeneca PLC in 2012. Dr. Fuchs has served as the President of Worldwide Research & Development at BioMarin Pharmaceutical Inc. since September 2016 and as the Executive Vice President and Chief Medical Officer from March 2009 to August 2016. From September 2005 to December 2008, Dr. Fuchs was Executive Vice President and Chief Medical Officer of Onyx Pharmaceuticals, Inc. From 1996 to 2005, Dr. Fuchs served in multiple roles of increasing responsibility at Ardea Biosciences, Inc., first as Vice President, Clinical Affairs, then as President and Chief Operating Officer, and finally as Chief Executive Officer. From 1987 to 1996, Dr. Fuchs held various positions at Genentech Inc. Dr. Fuchs received a B.A. in Biochemical Sciences from Harvard University, and an M.D. from George Washington University.

We believe that Dr. Fuchs' experience as an executive and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Michael Grey has served as a member of our Board of Directors since November 2014. Mr. Grey is currently a director of BioMarin Pharmaceutical, Inc. and Horizon Pharma, plc, public pharmaceutical companies. Mr. Grey currently serves as Executive Chairman of Mirum Pharmaceuticals, Inc., Amplyx Pharmaceuticals, Reneo Pharmaceuticals and Spruce Biosciences. He was previously President and Chief Executive Officer of Amplyx and Reneo. He recently served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., a privately-held biotechnology company before it was acquired by Shire. Mr. Grey also serves as a Venture Partner with Pappas Ventures, a life sciences venture capital firm, since January 2010. Between January and September 2009, he served as President and Chief Executive Officer of Auspex Pharmaceuticals, Inc., a private biotechnology company. From January 2005 until its acquisition in August 2008, Mr. Grey was President and Chief Executive Officer of SGX Pharmaceuticals, Inc., a public biotechnology company, where he previously served as President from June 2003 to January 2005 and as Chief Business Officer from April 2001 until June 2003. Prior to joining SGX Pharmaceuticals, Inc., Mr. Grey acted as President, Chief Executive Officer and Board member of Trega Biosciences, Inc., a biotechnology company. From November 1994 to August 1998, Mr. Grey was the President of BioChem Therapeutic, Inc., the pharmaceutical operating division of BioChem Pharma, Inc. During 1994, Mr. Grey served as President and Chief Operating Officer for Ansan, Inc., a pharmaceutical company. From 1974 to 1993, he served in various roles with Glaxo, Inc. and Glaxo Holdings, plc, culminating in the position of Vice President, Corporate Development. He received a B.Sc. in chemistry from the University of Nottingham, United Kingdom.

We believe that based on Mr. Grey's experience as an executive in the biopharmaceutical industry and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Faheem Hasnain has served as a member of our Board of Directors and as Chairman of the Board since February 2019. Mr. Hasnain is the Co-Founder and served as Chairman and Chief Executive Officer of Gossamer Bio, Inc. from its inception through July 2018, at which time he became its Executive Chairman. Prior to that, Mr. Hasnain served as President, Chief Executive Officer and as a director of Receptos from November 2010 until the company’s acquisition by Celgene in August 2015. Prior to joining Receptos, Mr. Hasnain was the President and Chief Executive Officer and a director of Facet Biotech Corporation. He held that position from December 2008 until the company’s acquisition by Abbott Laboratories in April 2010. Previously, Mr. Hasnain was President, Chief Executive Officer and a director of PDL BioPharma, Inc. from October 2008 until Facet Biotech was spun off from PDL BioPharma in December 2008. From October 2004 to September 2008, Mr. Hasnain served at Biogen Inc., most recently as Executive Vice President in charge of the oncology/rheumatology strategic business unit. Prior to Biogen, Mr. Hasnain held roles with Bristol-Myers Squibb, where he was President of Oncology Therapeutics Network, and for 14 years at GlaxoSmithKline and its predecessor organizations. He serves as Chairman of the board of directors of SENTE, Inc., Tocagen, Inc. and Vital Therapies, Inc., and as a member of the board of directors of Kura Oncology, Inc. He previously served as Chairman of the board of directors of Ambit Biosciences Corporation and served as a member of the board of directors of Aragon Pharmaceuticals, Seragon Pharmaceuticals, Inc., Pernix Sleep, Inc., Somaxon Pharmaceuticals, Inc. and Tercica, Inc. Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

We believe Mr. Hasnain's leadership and experience as an executive and his breadth of knowledge and valuable understanding of the pharmaceutical industry qualify him to serve on our Board of Directors.

Craig Johnson has served as a member of our Board of Directors since September 2013. Mr. Johnson serves on the boards of directors for several life science companies. He is currently a director for Heron Therapeutics, Inc., a NASDAQ-listed specialty pharmaceutical company, a position he has held since January 2014, La Jolla Pharmaceutical Company, a NASDAQ-listed biopharmaceutical company, a position he has held since October 2013 and Odonate Therapeutics Inc., a NASDAQ-listed biopharmaceutical company, a position he has held since July 2017. Mr. Johnson also served as a past director of GenomeDx Biosciences, a privately held biotechnology company, from 2015 to 2018; Adamis Pharmaceuticals Corporation, a NASDAQ-listed biopharmaceutical company, from 2011 to 2014; and Ardea Biosciences, Inc., a NASDAQ-listed biotechnology company, from 2008 until its sale to AstraZeneca PLC in June 2012. Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. from 2004 until its sale to Raptor Pharmaceuticals Corp. in 2009, and then as Vice President of a wholly-owned subsidiary of Raptor Pharmaceutical Corp. from 2009 to 2010. He held several positions, including Chief Financial Officer and Senior Vice President of Operations, at MitoKor, Inc. from 1994 to 2004. Prior to 1994, Mr. Johnson held senior financial positions with several early-stage technology companies, and also practiced as a Certified Public Accountant with Price Waterhouse. Mr. Johnson received his B.B.A. in accounting from the University of Michigan-Dearborn.

We believe Mr. Johnson's leadership and experience and skills in accounting and finance qualify him to serve on our Board of Directors.

Maya Martinez-Davis has served as a member of our Board of Directors since December 2018. Ms. Martinez-Davis currently serves as president of the Biopharma Latin America business for Merck KGaA, Darmstadt, Germany. Ms. Martinez-Davis joined Merck KGaA in 2016 as Senior Vice President and Head of Global Oncology for the biopharma business. Prior to joining Merck, Ms. Martinez-Davis worked at Pfizer, Inc. as a senior executive for over a decade, where she exercised her vast crossborder, regional and global leadership experience to boost sales growth and market penetration in the areas of oncology, vaccines and specialty portfolios. In her last role, Ms. Martinez-Davis was leading the Oncology US Business. Ms. Martinez-Davis holds an undergraduate degree from Saint Louis University and a Master’s in business leadership and marketing from the IE Business Institute in Madrid, Spain.

We believe Ms. Martinez-Davis' experience as an executive and her breadth of knowledge and valuable understanding of the pharmaceutical industry qualify her to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Composition and Independence
Our business and affairs are organized under the direction of our Board of Directors. The primary responsibilities of our Board of Directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board of Directors meets on a regular basis and additionally as required.
Our Board of Directors has determined that six of our eight directors nominated for re-election, Henry J. Fuchs, M.D., Craig Johnson, Michael Grey, Bruce L.A. Carter, Ph.D., Maya Martinez-Davis, and Aaron I. Davis, are independent directors, as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.
Each director serves until the next annual meeting of stockholders following such director's election to the Board of Directors and until his or her successor is duly elected and qualified. In February 2019, the Board of Directors resolved to increase the authorized size of our Board of Directors from eight to nine members. We expect that the authorized size of our Board of Directors will be eight members immediately following the Annual Meeting. The authorized number of directors may be changed only by resolution of the Board of Directors. Our directors may be removed with or without cause by the affirmative vote of the holders of a majority of our voting stock.
Stockholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Mirati Therapeutics, Inc. at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121. Each communication must set forth: the name and address of our stockholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.mirati.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the amendment or waiver on our website. Note that the information on our website is not incorporated by reference in this Proxy Statement.

Board of Directors Leadership Structure

The Board of Directors has a Chairman of the Board, Mr. Hasnain, who has authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas, and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. In addition, we have a separate chair for each committee of the Board of Directors. The chairs of each committee are expected to report at least annually to the Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management's actions are in our best interests and the best interests of our stockholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board of Directors as a whole.
Role of the Board of Directors in Risk Oversight
The Audit Committee of the Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the Board of Directors, which also considers our risk profile. The Audit Committee and the Board of Directors focus on the most significant risks we face and our general risk management strategies.

While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. The Board of Directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of its business and affairs, supports this approach.
Meetings of the Board of Directors
The Board of Directors held 7 meetings during 2018. Each Board member attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he served, held during the portion of the last fiscal year for which he or she was a director or committee member.
We encourage, but do not require, our Board of Directors to attend our annual meeting of stockholders. Dr. Baum, Mr. Grey, Mr. Johnson and Dr. Lappe attended our 2018 Annual Meeting of Stockholders.
Information Regarding Committees of the Board of Directors
The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Research and Development Committee.
The following table provides membership and meeting information for fiscal year 2018 for each of the committees of the Board of Directors as of December 31, 2018:

Name	Audit	Compensation	Nominating and Corporate Governance	Research and Development(3)
Bruce L.A. Carter, Ph.D.	X	X*		X
Aaron I. Davis
Henry J. Fuchs, M.D.		X	X*	X*
Michael Grey(1)	X		X	X
Faheem Hasnain
Craig Johnson**	X*	X
Rodney W. Lappe, Ph.D.(2)			X
Maya Martinez-Davis(1)	X
Total meetings in 2018	4	4	3	0

*	Committee Chairperson

**	Financial Expert

(1)	In December 2018, Ms. Martinez-Davis was appointed to the Audit Committee and Mr. Grey was removed from the Audit Committee.

(2)	In connection with Dr. Lappe's retirement from the Board at the Annual Meeting, Dr. Lappe will resign from all committees of the Board on which he serves.

(3)	The Board of Directors established the Research and Development Committee in July 2018.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties of the Audit Committee of the Board of Directors include assisting the Board of Directors in its oversight of:

•	the quality and integrity of our financial statements and reports;

•	our accounting and financial reporting process, system of internal controls over financial reporting and audit process;

•	compliance with, and process for monitoring compliance with, legal and regulatory requirements;

•	the independent auditors' qualifications, independence and performance;

•	our legal, regulatory and ethical compliance programs as established by management and the Board of Directors; and

•	pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
The current members of the Audit Committee are Mr. Johnson (chair), Dr. Carter, and Ms. Martinez-Davis. The Audit Committee met four times during 2018. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A) of the NASDAQ listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with NASDAQ audit committee requirements.
Our Board of Directors has determined that Mr. Johnson qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our Board of Directors has considered formal education and the nature and scope of experience each has previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
The Audit Committee charter can be found on our website at www.mirati.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors
        The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee
Craig Johnson, Chair
Bruce L.A. Carter, Ph.D.
Maya Martinez-Davis
Compensation Committee
The principal duties of the Compensation Committee of the Board of Directors include:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving corporate performance goals, compensation and other terms of employment of our executive officers;

•	reviewing the compensation of our non-employee directors;

•	administering our stock option and purchase plans; and

•	reviewing, discussing with management and approving the annual report on executive compensation for purposes of disclosure to our stockholders.
The Compensation Committee reviews and approves overall compensation strategies and policies. In exercising these duties, the Compensation Committee ensures that our compensation programs, particularly in connection with bonus targets, are aligned with the interests of our stockholders and other stakeholders.
The current members of the Compensation Committee are Dr. Carter (chair), Dr. Fuchs, and Mr. Johnson. Our Board of Directors has determined that all such members are independent under the NASDAQ Listing Rules, and "non-employee directors" as defined in Rule 16(b)-3 promulgated under the Exchange Act. The Compensation Committee met four times during 2018.
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisers to the compensation committee, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Radford as compensation consultants. Radford was selected based upon its reputation and experience as compensation consultants and in its work with companies similar to Mirati. The Compensation Committee requested that Radford conduct an evaluation of current market compensation practices to benchmark against our current compensation practices.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. During 2014, the Compensation Committee formed a New Hire Non-Officer Stock Option Subcommittee, currently composed of the Chief Executive Officer and the Chief Financial Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to newly hired employees and newly promoted employees who are not our executive officers, within pre-established guidelines.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
The Compensation Committee charter can be found on our website at www.mirati.com in the Corporate Governance section.
Nominating and Corporate Governance Committee
The principal duties of the Nominating and Corporate Governance Committee of the Board of Directors are to develop and implement a set of corporate governance principles and policies, including a code of business conduct and ethics, assess the performance of the Board of Directors, its committees and the contributions of individual directors, and review and oversee management succession planning. As part of this process the Nominating and Corporate Governance Committee periodically reviews and assesses these policies and principles and their application and recommends to the Board of Directors any changes to such policies and principles. The principal duties of the Nominating and Corporate Governance Committee in connection with the nomination of directors are to evaluate the size of the Board of Directors; identify the skill sets currently available and skill sets that may be required; and recommend to the Board of Directors the director nominees to be put before the stockholders at our annual meeting.
The current members of the Nominating and Corporate Governance Committee are Dr. Fuchs (chair), Dr. Lappe and Mr. Grey. Our Board of Directors has determined that all such members are independent under Rule 5605(a)(2) of the NASDAQ listing standards. The Nominating and Corporate Governance Committee met three times during 2018.
The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are assessed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year's annual meeting. Submissions must include (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate's business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate's qualifications as a director and (7) any other information required by our Bylaws. The Nominating and Corporate Governance Committee may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such proposed nominee.
The Nominating and Corporate Governance Committee charter can be found on our website at www.mirati.com in the Corporate Governance section.
Research and Development Committee
The purpose of the Research and Development Committee of the Board of Directors is to review and provide advice for the Company’s research and development programs on behalf of the Board, including (i) to assist the Board in its oversight of the Company’s strategic direction and investment in research and development, (ii) to identify and discuss significant emerging trends and issues in science and technology and consider the impact of such on the Company’s research and development, and (iii) to provide advice to the Company’s management and to the Board in connection with the allocation, deployment, utilization of, and investment of resources in the Company’s research and development. The principal duties of the Research and Development Committee of the Board of Directors include:

•	reviewing research and development programs from a scientific perspective;

•	reviewing and providing strategic recommendations to the Board regarding the Company’s research and development programs;

•	providing strategic advice and counsel to, and providing oversight over, the Company’s research and development organizations and personnel;

•	assisting Company’s management in identifying and recommending experts to provide strategic technical advice regarding the Company’s research and development programs and initiatives; and

•	identifying and discussing new and emerging trends in health care, pharmaceutical science, and technology to assist Company’s management.
The Research and Development Committee charter was established by the Board in September 2018 and the current members of the Research and Development Committee are Dr. Fuchs (chair), Dr. Carter and Mr. Grey. The Research and Development Committee did not meet during 2018.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and Section 14A of the Exchange Act, the Company's stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company's named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative discussion contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests.

Accordingly, the Board is asking the shareholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
STOCKHOLDER ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act, enable the Company's stockholders, at least once every six years to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company's named executive officers as disclosed in the Company's proxy statement. Accordingly, the Company is asking its stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.

After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is designed to promote a long-term connection between pay and performance, our Board of Directors recognizes that executive compensation disclosures are made annually. Our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well into the compensation year, and because the different elements of our executive compensation program are designed to operate as part of an integrated program, it may not be appropriate or feasible to modify our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Accordingly, our Board of Directors is asking stockholders to indicate their preferred advisory voting frequency by voting for every year, every two years or every three years.

While our Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. We will consider the frequency approved by the highest number of votes cast by stockholders entitled to vote on this proposal to be the frequency preferred by our stockholders.

Our Board of Directors and the Compensation Committee value the opinions of our stockholders in this matter, and, to the extent there is any significant vote in favor of one frequency over the other options, our Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on us or our Board of Directors, our Board may decide that it is in the best interests of our stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders. The vote will not be construed to create or imply any change or addition to our fiduciary duties or those of our Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF ONE YEAR FOR PROPOSAL 3

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected the San Diego, California, United States office of Ernst & Young, LLP ("Ernst & Young") as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.
Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws, as amended, nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 by Ernst & Young, our principal accountant for those years. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2018	2017
Audit Fees(1)	$622,368	$412,797
Audit-Related Fees	—	—
Tax Fees(2)	58,665	51,140
All Other Fees(3)	1,975	1,945
Total Fees	$683,008	$465,882

(1)
2018 and 2017 Audit Fees consist of fees billed for professional services by Ernst & Young for the annual audit of our financial statements and review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q. Audit Fees also include fees for services associated with accounting consultations, public offering filings, review of our Form 8-Ks, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of services related to the preparation of our corporate tax returns in the U.S. and Canada and fees related to an IRS Code Section 382 analysis.

(3)	All Other Fees for both 2018 and 2017 consist of license fees for a web-based accounting research tool.
In connection with the audit of the 2018 financial statements, we entered into an engagement agreement with Ernst & Young which sets forth the terms under which Ernst & Young performed audit services for us. The agreement is subject to alternative dispute resolution procedures.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve the audit and non-audit services rendered by the Company's independent registered public accounting firm. Effective March 2015, the Audit Committee delegated authority for pre-approval to its Chair.

PROPOSAL 5
APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2013 EQUITY INCENTIVE PLAN
On March 22, 2019, the Board of Directors adopted resolutions approving the amendment and restatement of our 2013 Equity Incentive Plan, referred to as the 2013 EIP, to among other things, increase the number of shares of the Company's common stock available for issuance under the 2013 EIP by an additional 2,500,000 shares. We refer to the 2013 EIP, as amended and restated by the Board of Directors on March 22, 2019, as the "Amended 2013 EIP" throughout this proxy statement.

In this proposal 5, we are requesting stockholder approval of the Amended 2013 EIP. The Amended 2013 EIP contains the following material changes from the 2013 EIP:

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Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2013 EIP beyond those remaining available for future grant under the 2013 EIP is increased by an additional 2,500,000 shares including a corresponding increase in the number of shares that may be issued in settlement of incentive stock option awards granted under the Amended 2013 EIP.

•
Under the Amended 2013 EIP we do not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

If our stockholders fail to approve this Proposal 5, the Amended 2013 EIP will not be effective and the 2013 EIP will continue to be in effect in accordance with its existing terms. Except as described above, the material terms of the Amended 2013 EIP are the same as those of the 2013 EIP.

Reasons to Approve the Amended 2013 EIP

Ability to Continue to Grant Equity Awards. The Board of Directors believes adopting the Amended 2013 EIP is necessary to ensure that the number of shares remaining available for issuance is sufficient, in light of our current capitalization, to allow us to continue to attract and retain the services of talented individuals essential to our long-term growth and financial success. We rely significantly on equity incentives in the form of stock awards to attract and retain key employees, and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other employees. The approval of the Amended 2013 EIP will allow us to continue to grant stock options and other awards at levels determined appropriate by the Board of Directors. The life sciences industry is highly competitive, and our future success is dependent upon our ability to attract and retain employees with the expertise to enable us to achieve our goals. We use equity awards to increase incentives on the part of eligible employees, non-employee directors and consultants who provide significant services to the company. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value.

Key Plan Features. The Amended 2013 EIP includes provisions that are designed to protect our stockholders' interests including:

•	No single trigger accelerated vesting upon change in control. The Amended 2013 EIP does not provide for any automatic mandatory vesting of awards upon a change in control.

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Prohibition on repricing. We do not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

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Awards subject to forfeiture/clawback. Awards granted under the Amended 2013 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2013 EIP must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Material amendments require stockholder approval. The Amended 2013 EIP requires stockholder approval of any material revisions to the Amended 2013 EIP.

The Size of Our Share Reserve Request Is Reasonable. If our request to approve the increased share reserve for the Amended 2013 EIP is approved, we will have approximately 3,141,534 shares (based on the proposed 2,500,000 increase plus the number of shares available for grant under the 2013 EIP as of March 1, 2019), plus the number of shares subject to any outstanding stock awards previously granted under the 2013 EIP or our predecessor stock option plan that expire or terminate prior to issuance and would otherwise be returned to the share reserve under the 2013 EIP (not to exceed 4,580,051 shares). We anticipate the proposed 2,500,000 share increase will provide the Company with a pool of shares we expect will last for approximately two years.

The Company monitors stockholder dilution by tracking the number of shares subject to equity awards that it grants annually commonly referred to as the burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation awards and is defined for this purpose as the number of common stock options granted as equity incentives during the year divided by the weighted average number of shares of common stock outstanding during the year. The Company has calculated the burn rate for the past three years, as set forth in the following table:

	Options Granted	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate
Fiscal Year 2018	1,261,693	30,897,717	4.1%
Fiscal Year 2017	970,226	25,290,222	3.8%
Fiscal Year 2016	1,082,724	19,787,349	5.5%

The three-year average burn rate (calculated on the basis as shown above) is 4.4%.

During 2017 and 2018, the Company issued prefunded warrants in public offerings whereby the purchasers paid all but the par value ($0.001) of the underlying shares of common stock. The prefunded warrant exercise price for each share is $0.001 and the instruments do not expire. Although common stock is outstanding in connection with these prefunded warrants, the Company has calculated the burn rate for the past three years, considering these prefunded warrants from 2017 and 2018 as outstanding, as set forth in the following table:

	Options Granted	Weighted Average Number of Shares of Common Stock and Warrants Outstanding	Burn Rate
Fiscal Year 2018	1,261,693	42,529,353	3.0%
Fiscal Year 2017	970,226	32,824,798	3.0%
Fiscal Year 2016	1,082,724	19,787,349	5.5%

The three-year average burn rate (calculated on the basis as shown above) is 3.5%.

When considering both common stock and shares subject to the prefunded warrants outstanding in our denominator, we expect our burn rate going forward to be less than 4%. We believe this estimated burn rate is reasonable given that we anticipate continued employee growth to support the advancement of our development pipeline and is necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees and other service providers.

An additional metric that the Company uses to measure the cumulative impact of its equity compensation program is overhang. Overhang is calculated as the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by the sum of the total number of shares of common stock outstanding at the end of the year, plus the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted. If the proposed amendment to the 2013 EIP is approved, the Company’s overhang as of March 1, 2019 calculated on this basis would increase from 12.9% to 17.9%, and then would be expected to decline as the awards are exercised and/or become vested. If the proposed amendment to the 2013 EIP is approved and including the shares subject to the 10,417,887 prefunded warrants as outstanding as of March 1, 2019 to the denominator, the calculated overhang as of March 1, 2019 is 14.4%.

We Manage Our Equity Award Use Carefully and Our Dilution Is Reasonable. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity awards necessary to recruit, reward, and retain key personnel, consultants and advisers. The closing price of our common stock as reported on the NASDAQ Global Select Market as of April 11, 2019 was $69.19.

Note Regarding Forecasts and Forward-Looking Statements
We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 5 include embedded assumptions regarding option exercise which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Board recognized the high variability inherent in these assumptions.
The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error.
               The forecasts are forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21A of the 1934 Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in this proxy statement.
To be approved, this Proposal 5 must receive a "For" vote from the majority of shares present and entitled to vote at the Annual Meeting or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN.

Description of the Amended 2013 EIP
The material features of the Amended 2013 EIP are outlined below. Please note that the description of the material features of the Amended 2013 EIP is qualified in its entirety by reference to the copy of the Amended 2013 EIP, attached hereto as Appendix A.
Awards.    The Amended 2013 EIP provides for the grant of Incentive Stock Options ("ISOs"), nonstatutory stock options ("NSOs"), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the Amended 2013 EIP provides for the grant of performance cash awards.
Eligibility. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants. As of March 22, 2019, there were approximately 73 employees and eight nonemployee directors eligible to receive awards under the 2013 EIP. While we have occasionally granted equity awards to selected individual consultants, we have not historically had a general practice of granting equity awards to consultants as compensation for their services. The plan administrator selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.
Share Reserve. If this Proposal 5 is approved, the aggregate number of shares of our common stock authorized for issuance pursuant to stock awards under the 2013 EIP since its adoption in 2013 and the Amended 2013 EIP would together not exceed 8,897,444 shares consisting of (1) 400,000 shares originally approved by our stockholders in June 2013, (2) 900,000 shares approved by our stockholders at our annual meeting of stockholders in May 2014, (3) 1,500,000 shares approved by our stockholders at our annual meeting of stockholders in May 2015, (4) 2,900,000 shares approved by our stockholders at our annual meeting of stockholders in May 2017, (5) 2,500,000 shares approved by our stockholders at our annual meeting of stockholders in May 2019 and (6) the shares subject to the available reserve of our predecessor plan at the time the 2013 EIP became effective, plus (7) those shares subject to stock awards previously granted under our predecessor stock option plan that may be returned to the 2013 EIP share reserve upon expiration, termination or cancellation of such stock awards, forfeiture of the shares subject to such awards' due to failure to vest, or such shares as are withheld to satisfy the tax withholding or required to pay the exercise price or purchase price of the stock award. If a stock award granted under the Amended 2013 EIP expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award do not reduce the number of shares available for under the share reserve. In addition, the following types of shares subject to stock awards may become available for the grant of new stock awards under the Amended 2013 EIP: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment tax withholdings; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the Amended 2013 EIP may be previously unissued shares or reacquired shares bought by us on the open market. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2013 EIP since its adoption in 2013 and the Amended 2013 EIP may together not exceed 9,400,000 shares.
Administration.    Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the Amended 2013 EIP. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the Amended 2013 EIP, our Board of Directors or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of exercisability and vesting schedule applicable to such stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

Repricing; Cancellation and Re-Grant of Stock Awards. Under the Amended 2013 EIP, the plan administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase, or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.

 Stock Options.    ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2013 EIP, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended 2013 EIP vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2013 EIP, up to a maximum of ten years. Unless the terms of an option holder's stock option agreement provide otherwise, if an option holder's service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an option holder's service relationship with us or any of our affiliates ceases due to disability or death, or an option holder dies within a certain period following cessation of service, the option holder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the option holder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An option holder may designate a beneficiary, however, who may exercise the option following the option holder's death.
Tax Limitations On Incentive Stock Options.    The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant's cessation of continuous service for any reason.
Restricted Stock Unit Awards.    Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant's cessation of continuous service for any reason.
Stock Appreciation Rights.    Stock appreciation rights are granted pursuant to stock appreciation right grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, or in any combination of the two or in any other form of consideration, as determined by the plan administrator and contained in the stock appreciation right agreement. A stock appreciation right granted under the Amended 2013 EIP vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
The plan administrator determines the term of stock appreciation rights granted under the Amended 2013 EIP, up to a maximum of ten years. Unless the terms of a participant's stock appreciation right agreement provides otherwise, if a participant's service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant's service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.    The Amended 2013 EIP permits the grant of performance-based stock and cash awards. Awards granted under the Amended 2013 EIP are not eligible to qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code. Accordingly, all awards granted under the Amended 2013 EIP will be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Board of Directors, except that the Compensation Committee also may make any such determinations. In addition, to the extent permitted by applicable law and the performance stock award agreement, our Compensation Committee may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the achievement of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee. The plan administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as our Compensation Committee may specify, to be paid in whole or in part in cash or other property.
The performance goals that may be selected include one or more of the following: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) user satisfaction; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) the number of users, including but not limited to unique users; (39) employee retention; and (40)  other measures of performance selected by our Board or Compensation Committee.
The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, our Compensation Committee or the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, our compensation committee and the plan administrator retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to, or otherwise based on, our common stock. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback Policy.    Awards granted under the Amended 2013 EIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the plan administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure.   In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the Amended 2013 EIP, (b) the class and maximum number of shares that may be issued upon the exercise of ISOs, (c) the class and maximum number of shares subject to stock awards that can be granted in a calendar year and (d) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.  In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•arrange for the lapse of any reacquisition or repurchase right held by us;

•cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the Amended 2013 EIP, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Amendment and Termination. Our Board of Directors has the authority to amend, suspend, or terminate our Amended 2013 EIP, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors originally adopted our 2013 Equity Incentive Plan.

U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2013 EIP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award under the Amended 2013 EIP. The Amended 2013 EIP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain performance-based compensation arrangements already in place as of November 2, 2017. No assurance can be given that any awards that were previously granted under the 2013 EIP that may be or have been intended to satisfy the requirements for the “performance-based compensation” exception under Section 162(m) of the Code will, in fact, be exempt.
Nonstatutory Stock Options.    Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder's capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options.    The Amended 2013 EIP provides for the grant of stock options that are intended to qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be a long-term capital gain or loss.
If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be a short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the optionholder's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to the requirement of reasonableness and the provisions and limitations of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards.    Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days after his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights.    Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the date of grant, the recipient will recognize ordinary income equal to the fair market value of stock or cash received upon such exercise. If the recipient is employed by us or one of our affiliates, that income will be subject to withholding taxes. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the recipient of the stock appreciation right.
Restricted Stock Units.    Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered to the participant in an amount equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If a restricted stock unit award is subject to Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability, or a change in control. If delivery occurs on another date, unless the restricted stock unit awards otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid, if any, for shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness, the provisions and limitations of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to an income tax deduction equal to the amount of ordinary income realized by the participant.
2013 EIP and Amended 2013 EIP Benefits
Awards under the Amended 2013 EIP are discretionary. Accordingly, total awards that may be granted under the Amended 2013 EIP are not determinable. We have made certain grants to our employees and to certain executive officers, as discussed below under "Executive Compensation" and we expect to make additional grants to certain of our executive officers later this year as well as to our non-employee directors under our Director Compensation Policy described below under "Non-Employee Director Compensation." However, we cannot currently determine the total amount of benefits or number of shares subject to equity awards that may be granted in the future to executive officers, directors and employees under the Amended 2013 EIP.

The following table sets forth information about awards granted under the 2013 EIP since its inception through March 22, 2019 to our named executive officers as a group, all non-employee director nominees as a group, and all employees excluding our named executive officers as a group.

Name	Weighted Average Exercise Price of Stock Option Awards ($)	Number of Shares Subject to Stock Option Awards	Number of Shares Subject to Restricted Stock Units
Charles M. Baum, M.D., Ph.D.	$16.59	904,338	—
President and Chief Executive Officer
Isan Chen, M.D.	$18.39	288,487	—
Executive Vice President and Chief Medical and Development Officer
James Christensen, Ph.D.	$22.74	233,561	—
Executive Vice President and Chief Scientific Officer
Jamie A. Donadio	$17.88	168,225	—
Senior Vice President and Chief Financial Officer
Chris LeMasters	$13.20	196,250	—
Executive Vice President and Chief Business Officer
All named executive officers as a group	$17.43	1,790,861	—
Non-Employee Director Nominees
Bruce L.A. Carter, Ph.D	$10.58	45,000	—
Aaron I. Davis	$39.76	25,000	—
Henry J. Fuchs, M.D	$19.74	91,000	—
Michael Grey	$18.18	70,000	—
Faheem Hasnain	$14.32	45,000	—
Craig Johnson	$19.29	85,000	—
Maya Martinez-Davis	$39.76	25,000	—
All non-employee director nominees as a group	$20.25	386,000	—
Each associate of any director or executive officer	—	—	—
Each other person who received or is to receive 5% of rights granted under the 2013 EIP	—	—	—
All employees, excluding the named executive officers, as a group	$22.25	1,400,925	—

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of December 31, 2018:

Name	Age	Title
Charles M. Baum, M.D., Ph.D.	60	President and Chief Executive Officer, Director
Isan Chen, M.D.	56	Executive Vice President and Chief Medical and Development Officer
James Christensen, Ph.D.	50	Executive Vice President and Chief Scientific Officer
Jamie A. Donadio	43	Senior Vice President and Chief Financial Officer
Chris LeMasters	52	Executive Vice President and Chief Business Officer

The following is biographical information for our executive officers other than Dr. Baum, whose biographical information is included under Proposal 1.
Isan Chen, M.D. has served as our Executive Vice President and Chief Medical and Development Officer since September 2013. Dr. Chen is board certified in Internal medicine, hematology and medical oncology with experience in oncology and clinical trials from first-in-humans through global registrational studies. He has experience in oncology clinical development and interactions with regulatory agencies in the United States and Europe. From 2010 to 2013, he served as the Chief Medical Officer of Aragon Pharmaceuticals, which was acquired by Johnson & Johnson in 2013. At Aragon Pharmaceuticals, Dr. Chen was responsible for the clinical development strategy of all the company's programs, including prostate and breast cancer. From 2004 to 2010, Dr. Chen was with Pfizer, most recently serving as Vice President of tumor strategy. While at Pfizer, he was also the clinical lead for Sutent, a multiple kinase inhibitor, for the treatment of renal cell carcinoma, an indication for which the drug secured FDA approval in 2006. He was also the clinical lead for the Phase 1 studies of crizotinib and CDK 4/6 inhibitor palbociclib. Dr. Chen completed his hematology/oncology fellowship at University of California, San Diego. Before joining Pfizer, Dr. Chen practiced medicine as a staff physician at City of Hope Medical Center and later as an assistant professor at the University of Texas, M.D. Anderson Cancer Center.

James Christensen, Ph.D. has served as our Executive Vice President since December 2018 and Chief Scientific Officer since January 2014, Senior Vice President from January 2014 through December 2018, and Vice President, Research from June 2013 through January 2014. Prior to joining us, he held various positions at Pfizer from 2003 to 2013, the most recent of which was Senior Director of Oncology Precision Medicine in the Oncology Research Unit. Dr. Christensen joined Pfizer in 2003 and his responsibilities there included leading nonclinical research efforts for oncology programs including sunitinib malate research activities and leading the nonclinical and translational biology efforts for other research and development programs, including crizotinib. Dr. Christensen participated as a member of the Cancer Research or Oncology Research Unit leadership team from 2005 to 2013. Prior to 2003, Dr. Christensen was a Group Leader on the Preclinical Research and Exploratory Development team at SUGEN, Inc., which was acquired by Pharmacia Corporation, now owned by Pfizer. Dr. Christensen began his career in 1998 at Warner Lambert, now owned by Pfizer, with research focus in RTK biology and RTK pathway biomarker development in the oncology therapeutic area. Dr. Christensen participates on the editorial boards for Cancer Research and Molecular Cancer Therapeutics. Dr. Christensen received a Ph.D. in molecular pharmacology from North Carolina State University with dissertation research directed toward characterization of mechanisms of apoptosis dysregulation during the process of carcinogenesis.

Jamie A. Donadio has served as our Senior Vice President and Chief Financial Officer since March 2016 and served as our Vice President, Finance from March 2013 through March 2016. Mr. Donadio holds more than 20 years of experience in finance and accounting, including over 15 years in the life sciences industry. Prior to joining us, Mr. Donadio was at Amylin Pharmaceuticals ("Amylin") from April 2001 through January 2013 where held a number of corporate finance and accounting roles of increasing responsibility, most recently serving as Senior Director of Finance. Prior to Amylin, Mr. Donadio held roles at Novatel Wireless, Inc. and Ernst & Young LLP. Mr. Donadio holds a B.S. in Accounting from Babson College and is a certified public accountant (inactive) in the State of California.

Chris LeMasters has served as our Executive Vice President and Chief Business Officer since September 2016. Prior to joining Mirati, Mr. LeMasters served as the CEO of Promosome, a privately held biotherapeutics and biosimilars company. Previously, Mr. LeMasters held senior management positions at several biotherapeutics companies, most recently as co-founder and chief business officer of Tragara Pharmaceuticals, a clinical-stage cancer therapeutics company. Mr. LeMasters also served as cofounder and chief business officer of Cabrellis Pharmaceuticals, Inc., where he negotiated its acquisition by Pharmion Corporation for $104 million, and as vice president, corporate development of Conforma Therapeutics, where he negotiated its acquisition by Biogen IDEC for $250 million. Mr. LeMasters also worked in the corporate business development group at Eli Lilly & Company and was responsible for the successful negotiation of numerous partnerships and licenses across a range of therapeutic areas. Earlier in his career, he was a management consultant with Coopers & Lybrand Consulting and an operational auditor with Owens Corning. Mr. LeMasters currently serves as a board member of Aarden Pharmaceuticals, where he is also a co-founder, and as a board member of the Hoosier Cancer Research Network, a clinical research organization.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 1, 2019 by: (i) each director and nominee for director; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, except as otherwise noted. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options, warrants or other rights held by such persons that are exercisable as of April 30, 2019, which is 60 days after March 1, 2019.
Percentage of beneficial ownership is based on 36,021,221 shares of common stock outstanding as of March 1, 2019. Unless otherwise indicated, the address for the following stockholders is c/o Mirati Therapeutics, Inc., 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.

	Beneficial Ownership(20)
Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Boxer Capital, LLC(1)	7,580,141	19.99%
FMR LLC(2)	4,462,778	12.39%
venBio Select Advisor LLC(3)	4,111,281	11.41%
Baker Bros. Advisors, LLC(4)	3,718,948	9.99%
BlackRock Inc.(5)	2,052,949	5.70%
Directors and Named Executive Officers:
Charles M. Baum, M.D., Ph.D.(6)	718,072	1.96%
Isan Chen, M.D.(7)	256,063	*
James Christensen, Ph.D.(8)	112,975	*
Rodney Lappe, Ph.D.(9)	121,413	*
Henry Fuchs, M.D.(10)	93,750	*
Jamie A. Donadio(11)	84,738	*
Michael Grey(12)	72,750	*
Craig Johnson(13)	70,750	*
Faheem Hasnain(14)	46,778	*
Aaron Davis(15)	42,580	*
Chris LeMasters(16)	41,641	*
Bruce L.A. Carter, Ph.D.(17)	41,278	*
Maya Martinez-Davis(18)	5,528	*
All executive officers and directors as a group(19) (13 persons)	1,708,316	4.70%

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)
For the common stock holdings, information is based upon a Schedule 13D filed by Boxer Capital, LLC ("Boxer Capital") with the SEC on November 16, 2017 and information provided by the shareholder. Includes 1,715,560 shares of common stock held by Boxer Capital and Boxer Asset Management Inc., 3,135,966 shares of common stock held by Braslyn Ltd. ("Braslyn"), 487,980 shares of common stock held by MVA Investors, LLC ("MVA Investors"), and 342,187 shares beneficially owned by various individual employees of Boxer Capital-affiliated entities: 42,580 beneficial shares owned by Aaron Davis, Chief Executive Officer of Boxer Capital, LLC, which includes 5,528 shares of common stock subject to options exercisable within 60 days of March 1, 2019, and 121,413 beneficial shares owned by Rodney Lappe, Senior Vice President of Tavistock Life Sciences, which includes 108,750 shares of common stock subject to options exercisable within 60 days of March 1, 2019. In January 2017, Boxer Capital, MVA Investors and Braslyn purchased 2,341,786, 51,047 and 4,865,430, respectively, warrants for common stock (the "January 2017 Warrants"), at a price of $5.599 per warrant share with an exercise price of $0.001 per share. In November 2017, Boxer Capital and Braslyn purchased 801,448 and 1,413,475, respectively, warrants for common stock (the "November 2017 Boxer Warrants") at a price of $12.999 per warrant share with an exercise price of $0.001 per share. Both the January 2017 Warrants and the November 2017 Boxer Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise. In January 2019, Boxer Capital completed a cashless exercise of 700,015 warrants for shares of common stock resulting in the issuance of 700,000 shares of common stock. On March 1, 2019, Boxer Capital completed a cashless exercise of 425,006 warrants for shares of common stock and Braslyn completed a cashless exercise of 275,004 warrants for shares of common stock resulting in the issuance of 425,000 and 275,000 shares of common stock, respectively. The beneficially owned shares reported herein for Boxer Capital include 1,898,448 shares exercisable subject to the January 2017 Warrants and the November 2017 Boxer Warrants. The address for Boxer Capital and MVA Investors, LLC is 11682 El Camino Real, Suite 320, San Diego, CA, 92130. The address for Boxer Asset Management Inc. and Braslyn Ltd. is c/o Cay House, EP Taylor Drive, N7776 Lyford Cay, New Providence, Bahamas.

(2)
Based solely upon a Schedule 13G/A filed by FMR LLC ("FMR") and Abigail P. Johnson with the SEC on March 11, 2019, reporting beneficial ownership of 4,462,778 shares as of February 28, 2019. The Schedule 13G/A reports that FMR and Abigail P. Johnson both have sole voting power over 771,266 shares and sole dispositive power with respect to 4,462,778 shares. The Schedule 13G/A reports that neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR. The address for FMR is 245 Summer Street, Boston, MA 02210.

(3)
Based upon a Form 4 filed by venBio Select Advisor LLC ("venBio") with the SEC on February 21, 2019, which includes 4,111,281 shares of common stock. In June 2018, venBio also purchased 63,235 warrants for common stock, at a price of $38.849 per warrant share with an exercise price of $0.001 per share (the "June 2018 venBio Warrants"). The June 2018 venBio Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 9.99% of the outstanding common stock after exercise. venBio provides investment advisory and management services and has acquired the securities solely for investment purposes on behalf of venBio Select Fund LLC, venBio Select Fund Ltd. and certain managed accounts. The address for venBio Select Advisor LLC, venBio Select Fund LLC and venBio Select Fund Ltd. is 120 West 45th Street, Suite 2802, New York, New York 10036.

(4)
Based upon a Form 13F filed by Baker Bros. Advisors LP ("Baker Bros.") with the SEC on February 14, 2019 and a Form 13D filed by Baker Bros. with the SEC on November 16, 2017. Includes 2,513,462 shares of common stock held by Baker Bros. as of December 31, 2018. In November 2017, 667, L.P. and Baker Brothers Life Sciences, L.P. purchased 304,392 and 1,618,684 warrants for common stock, respectively (the "November 2017 Baker Warrants"), at a price of $12.999 per warrant share with an exercise price of $0.001 per share. In June 2018, 667, L.P. and Baker Brothers Life Sciences, L.P. purchased 35,764 and 322,651 warrants for common stock, respectively (the "June 2018 Baker Warrants"), at a price of $38.849 per warrant share with an exercise price of $0.001 per share. The November 2017 Baker Warrants and June 2018 Baker Warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 9.99% of the outstanding common stock after exercise. The beneficially owned shares reported herein for Baker Bros. include 1,205,486 shares exercisable subject to the November 2017 Baker Warrants and June 2018 Baker Warrants. The address for Baker Bros., Baker Bros. Life Sciences, 667, L.P. and 14159, L.P. is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(5)
Based solely upon a Schedule 13G filed by BlackRock Inc. ("BlackRock") with the SEC on February 8, 2019, reporting beneficial ownership of 2,052,949 shares as of December 31, 2018. The Schedule 13G reports that BlackRock has sole voting power over 2,013,279 shares and sole dispositive power with respect to 2,052,949 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)	Includes 652,031 shares subject to options exercisable within 60 days of March 1, 2019 and 66,041 shares owned directly by Dr. Baum.

(7)
Includes 220,117 shares subject to options exercisable within 60 days of March 1, 2019 and 35,946 shares owned directly by Dr. Chen, of which 110 shares are held in the Chen Family Trust of which Dr. Chen is co-trustee.

(8)	Includes 104,186 shares subject to options exercisable within 60 days of March 1, 2019 and 8,789 shares owned directly by Dr. Christensen.

(9)	Includes 108,750 shares subject to options exercisable within 60 days of March 1, 2019 and 12,663 shares owned directly by Dr. Lappe.

(10)	Includes 93,750 shares subject to options exercisable within 60 days of March 1, 2019.

(11)	Includes 84,517 shares subject to options exercisable within 60 days of March 1, 2019 and 221 shares owned directly by Mr. Donadio.

(12)	Includes 72,750 shares subject to options exercisable within 60 days of March 1, 2019.

(13)	Includes 70,750 shares subject to options exercisable within 60 days of March 1, 2019.

(14)	Includes 46,778 shares subject to options exercisable within 60 days of March 1, 2019.

(15)	Includes 5,528 shares subject to options exercisable within 60 days of March 1, 2019 and 37,052 shares owned directly by Mr. Davis.

(16)	Includes 41,641 shares subject to options exercisable within 60 days of March 1, 2019.

(17)	Includes 41,278 shares subject to options exercisable within 60 days of March 1, 2019.

(18)	Includes 5,528 shares subject to options exercisable within 60 days of March 1, 2019.

(19)	Includes the shares owned directly and shares subject to options exercisable within 60 days of March 1, 2019 referred to in footnotes (6) through (18).

(20)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, and Forms 13F and 4 filings filed with the SEC.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
During the year ended December 31, 2018, due to delays in obtaining the required EDGAR codes subsequent to her appointment to the Board of Directors, Maya Martinez-Davis failed to file one Form 4 in a timely manner upon a change in her beneficial ownership, in compliance with Section 16 of the Exchange Act. Other than this late filing, to our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2018, our remaining officers, directors and greater than ten percent beneficial owners complied with Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We became a public company in 2013 and we filed our previous proxy statements under the scaled-down reporting rules applicable to emerging growth companies. As of the close of calendar year 2018, we ceased to be an emerging growth company and, therefore, this year's proxy statement includes additional detail regarding executive compensation that was previously not required, including: this Compensation Discussion and Analysis, additional compensation tables for "Grants of Plan-Based Awards," "Option Exercises and Stock Vested," and "Potential Payments upon Termination or Change in Control," an advisory vote on the compensation of our named executive officers, which is included as Proposal 2 in this proxy statement; and an advisory vote on the preferred frequency of advisory votes on the compensation of our named executive officers, which is included as Proposal 3 in this proxy statement.

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our 2018 executive compensation program and includes discussion and background information regarding the compensation of our named executive officers (“NEOs”). This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.

The following executive officers are our named executive officers ("NEOs") for 2018:

Name	Title
Charles M. Baum, M.D., Ph.D.	President and Chief Executive Officer
Isan Chen, M.D.	Executive Vice President and Chief Medical and Development Officer
James Christensen, Ph.D.(1)	Executive Vice President and Chief Scientific Officer
Jamie A. Donadio	Senior Vice President and Chief Financial Officer
Chris LeMasters	Executive Vice President and Chief Business Officer

(1)	Effective December 6, 2018, Dr. Christensen was promoted to Executive Vice President of the Company from Senior Vice President.

Our goal is to provide a competitive total compensation package with significant emphasis on pay for performance and we believe we have been successful in implementing pay practices that motivate our executives to increase shareholder value. Our Compensation Committee believes that executive compensation should be linked to our overall performance and strategic success and shareholder returns. As such, our executive compensation program is designed to attract highly qualified individuals, retain those individuals in a competitive marketplace for executive talent and motivate performance in a manner that supports achievement of our mission of increasing shareholder value while ensuring that these programs do not encourage excessive risk-taking. We seek to align executive incentives with long-term strategic business objectives and shareholder interests. We believe our executive compensation program as developed and implemented, as presented in this CD&A, achieves these objectives and is appropriate for a company in our industry and at our stage of growth.
Executive Compensation Philosophy and Objectives

Our compensation philosophy is to establish and maintain a compensation program that attracts, retain, and rewards talented individuals who possess the skills necessary to create long-term shareholder value, expand our business and assist in the achievement of the Company’s strategic objectives. Our compensation program is intended to align the interests of our executive officers with those of our shareholders by measuring and rewarding their performance against the Company’s strategic objectives while maintaining the competitive pay level to reward our executives for Company performance. In assessing the competitiveness of our compensation program, we reference both our peer companies and broader market compensation data obtained from a third-party compensation consultant, and make adjustments, either up or down, to reflect a variety of considerations, including individual performance, scope of responsibilities, criticality of position, retention considerations and internal equity considerations. When determining the competitiveness of our pay practices, we look at the entirety of the pay and benefit package. This total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and fair and flexible.

Pay Program Overview

The primary elements of our executive compensation program for 2018 are base salary, short-term cash incentives, and long-term equity incentives. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executives. Base salaries may be adjusted based on numerous factors, including a change in an executive officer’s responsibilities, demonstrated performance or relevant market data. The annual cash incentive award plan is intended to motivate and reward our executives for the achievement of certain strategic goals of the Company. Our annual incentives for 2018 were awarded based on the Company’s achievement of the Company’s 2018 performance goals. Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for our executive talent. We granted executives stock options in 2018 to directly align management and shareholder interests.

Compensation Determination Process
Role of Compensation Committee

The Compensation Committee oversees and administers the overall compensation strategies and policies of the Company and establishes corporate performance goals of the CEO and other executive officers, including but not limited to the other NEOs. The Compensation Committee ensures that our compensation programs are consistent with the objectives of attracting and retaining highly qualified executives, tying pay to Company strategy and performance, and aligning executives’ incentives with long-term shareholder interests. The Compensation Committee’s responsibilities include administering the annual and long-term grants, such as stock options, and other purchase plans and reviewing and approving the annual report on executive compensation. The Compensation Committee is responsible for reviewing cash and equity incentives payable to executives and has the authority to grant options to purchase shares of the Company’s Common Stock to all participants under the Company’s equity plans, and to determine all terms and conditions of such awards. In addition, the Compensation Committee also determines compensation for the non-employee directors. In exercising these duties, the Compensation Committee holds quarterly meetings and with greater frequency, as it deems necessary.
Role of Management

Upon the request of the Compensation Committee, the Chief Executive Officer or other members of management may be invited to attend the Compensation Committee meetings to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. This enables our Compensation Committee to review, with our Chief Executive Officer, the corporate goals that the Chief Executive Officer regards as important to the achievement of our business objectives.

The Compensation Committee annually assesses the base compensation and the potential compensation that the named executive officers will be eligible to earn by achieving the Company’s goals. As part of this assessment, the CEO makes recommendations to the Compensation Committee regarding the base compensation and target incentive amounts for the executive officers that report to him. Such recommendations take into account changes in responsibilities, compensation levels for similar positions that considers factors the CEO considers important in establishing competitive compensation. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them, in whole or in part, based on its own assessment of Company strategic goals, executive responsibilities and its own independent review.

In addition, our Compensation Committee may request certain executives to provide input on executive compensation, including assessing individual performance and future potential, market data analyses and various compensation decisions relating to bonuses, equity awards and other pay during the year. None of our executives attends any part of the Compensation Committee meetings at which deliberations or determinations of his or her compensation are discussed.
Role of Consultants
The Compensation Committee regularly enlists the services of a third-party company to conduct an evaluation of current market practices to benchmark against our current practices. In 2018, the Compensation Committee retained Radford, an Aon company, to advise it with respect to compensation of the CEO and other executive officers. Radford was selected based upon its reputation and experience as compensation consultants and its work with companies similar to Mirati.
The Compensation Committee annually evaluates the independent compensation consultant’s independence and performance under the applicable SEC and NASDAQ listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. In that capacity, Radford provided the Compensation Committee with a peer group analysis and assisted the Compensation Committee in structuring the compensation program for the CEO and other executive officers by conducting an evaluation of current market compensation practices to compare to our current compensation practices. In 2018, Radford assisted the Compensation Committee with, among other things: executive and director market pay analysis, reviewing and modifying the compensation peer group, development of executive and director pay programs, and drafting our proxy statement disclosures, including the CD&A section.
The Compensation Committee conducted a specific review of its relationship with Radford in 2018 and determined that Radford’s work for the Compensation Committee did not raise any conflicts of interest. Radford’s work has conformed to the independence factors and guidance provided by the SEC and the NASDAQ.
Consideration of Compensation Risk

On an annual basis, the Compensation Committee conducts a thorough risk assessment of the Company’s compensation programs and practices to analyze whether they encourage employees to take excessive or inappropriate risks. To help with this assessment, Radford provides a detailed review of the Company’s compensation program and associated risks. The assessment focuses on the following areas of the Company’s practices and policies: philosophy and peer group development, total direct compensation and benchmarking (level of pay and approach to setting pay), incentive plan risk, equity plan risk, change-in-control policies, plan re-evaluation to ensure business alignment, and investor risk and other policies. After completing this review, the Compensation Committee concluded the Company’s compensation programs are, on balance, consistent with market practice and do not present material risks to the Company.
Use of Peer Group Data

With the assistance and recommendations of Radford, the Company has adopted a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. In compiling the peer group for 2018, the factors that were identified for determining our peer group were size (publicly owned companies of comparative size), current stage of product development or business activity (biotechnology companies at a comparable stage of development), and region (companies operating in California and other biopharma hubs which have unique compensation practices due to the supply and demand challenges for talent).
For 2018, the Company’s peer group consisted of 19 companies, as listed below:

AcelRx Pharmaceuticals	Ardelyx
ChemoCentryx	Cidara Therapeutics
Ignyta	Immune Design
Stemline Therapeutics	Syndax Pharmaceuticals
Caltherea Biosciences	Kura Oncology
Atara Biotherapeutics	Cellular Biomedicine Group
Conatus Pharmaceuticals	Fate Therapeutics
CymaBay Therapeutics	Regulus Therapeutics
OncoMed Pharmaceuticals	Vital Therapies
Verastem

The Compensation Committee annually evaluates the peer group for suitability and modifies the peer group as needed. Our Compensation Committee utilizes this peer group data as one reference point along with various other factors, such as the individual's performance, experience, and competitive market conditions. As such, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.

Elements of Our Executive Compensation Program
Base Salaries

We offer base salaries that are intended to provide a fixed component of compensation for our NEOs to reward the individual value that each executive officer brings to us through experience and past and expected future contributions to our success. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In January 2018, the committee established the base salaries of the NEOs for 2018 to be within a range that is competitive with salaries paid to executives at companies in our peer group. The Compensation Committee took the following into consideration: compensation analysis performed by Radford, based upon the Company’s 2018 peer group, scope of responsibilities, skill set, prior experience, executive’s tenure in his/her position, recommendations of the CEO, and general market conditions.

Base salaries for 2018, as compared to 2017, were as follows:

Name	2017 Base Salary ($)	2018 Base Salary ($)(1)	% Change
Charles M. Baum, M.D., Ph.D.	562,800	579,700	3%
Isan Chen, M.D.	408,300	420,500	3%
James Christensen, Ph.D.	360,700	412,000	14%
Jamie A. Donadio	330,000	363,000	10%
Chris LeMasters	342,550	363,000	6%

(1)
The 2018 base salaries approved by the Board of Directors were effective January 1, 2018 and generally reflect a 3% cost-of-living increase. Dr. Christensen was promoted to Executive Vice President from Senior Vice President effective December 6, 2018 and his salary increased to $412,000 from $371,500 to reflect his increased level of responsibility. Mr. Donadio's salary increase in 2018 included the second part of a two-part adjustment to his salary related to his prior promotion from Vice President, Finance to Chief Financial Officer as reflective of his increased level of responsibility. Mr. LeMasters' salary increase in 2018 included a 3% market adjustment to reflect current market conditions.

Non-Equity Incentive Plan Bonus

We provide our executive officers, including the NEOs, with the opportunity to annually earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers. The bonus plan in place in 2018 was based on the company’s performance related to our corporate goals. Each corporate goal was weighted based on the Compensation Committee’s assessment of its relative value. Individual bonuses paid, if any, are calculated by multiplying the executive’s annual base salary, target bonus percentage, and percentage achievement of the corporate goals, which may be measured by reference to pre-established goals.

For our named executive officers, bonus opportunities for 2018 were as follows, as a percentage of base salary: 50% for Dr. Baum; and 40% for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters. Bonus opportunities for 2018 were unchanged from 2017 bonus levels because the Compensation Committee determined these levels were appropriate to continue to provide meaningful incentives to achieve our short-term performance goals and competitive with peer group levels.

2018 Performance Metrics and Actual Results

Annual corporate goals are established by the Board of Directors and reviewed and approved by the Compensation Committee at the beginning of each year. When establishing corporate goals, the Board of Directors considers the likelihood of success of each specific goal and includes a minimum and maximum achievement level, which considers the degree of challenge associated with each goal. At the end of the year, the Compensation Committee approves the extent to which we achieved the corporate goals.

The 2018 corporate performance goals are structured to allow for (i) a minimum goal which results in a 75% bonus payout for each goal, (ii) a target goal which results in a 100% bonus payout and (iii) a maximum goal that results in a bonus payout of up to 200%. During 2018 we met or exceeded all of our stated corporate goals so that our overall attainment of the 2018 corporate goals was at 150% of the target level. Accordingly, the Compensation Committee approved a bonus payout rate of 150% of target bonus for each of our named executive officers. To receive the 2018 performance bonus, each named executive officer was required to be employed through the payment date of such bonus. Cash bonus incentives for 2018 for Dr. Baum, Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters were $434,800, $252,300, $247,200, $217,800, and $217,800, respectively, with Dr. Christensen's bonus determined from his adjusted salary of $412,000 as discussed above.

A description of the 2018 corporate performance goals are as follows:

•
Advance our ongoing immuno-oncology combination clinical trial of sitravatinib in combination with nivolumab in patients with NSCLC - The Company reported data from the clinical trial during 2018 and held a successful end of Phase 2 meeting with the FDA.

•
Advance our immuno-oncology combination clinical development program of sitravatinib in combination with immune checkpoint inhibitors by initiating clinical trials for an additional indication - The Company initiated Phase 2 clinical trials for bladder cancer and renal cell cancer during 2018.

•
Advance our early stage KRAS inhibitor program toward clinical development status - The Company submitted the Investigational New Drug Application for MRTX849 and received FDA clearance in November 2018.

•
Other operational objectives regarding our sitravatinib single-agent and mocetinostat clinical development programs - Our partner, BeiGene, Ltd. initiated, and enrolled patients in, the first clinical trials pursuant to our collaboration and license agreement.

Equity-Based Awards

In connection with our long-term incentive program, we use stock options to incentivize the NEOs. The exercise price, vesting and term of the stock options awarded are based on the terms of our 2013 EIP. The Compensation Committee often makes initial stock option grants upon an executive's commencement of employment and may make annual stock option grants to some or all executives. The initial level of the long-term equity component is determined on a case-by-case basis and is more subjective than the other components of compensation.

In determining the initial option award, the Board of Directors considers the most recent market evaluations that it has obtained and other factors. Annual stock option awards are determined by the Board of Directors based on availability of options, performance of the individual, current individual holdings and overall compensation.

In 2018, long-term incentive awards were granted to all NEOs, including our CEO, on January 18, 2018. The following table sets forth the target value of the long-term incentive awards granted to our NEOs in 2018. Additional detail with respect to each award granted is provided below.

Name	Number of Shares (#)	Grant Date Fair Value ($)
Charles M. Baum, M.D., Ph.D.	185,000	3,851,079
Isan Chen, M.D.	50,000	1,040,832
James Christensen, Ph.D.(1)	110,000	2,571,375
Jamie A. Donadio	50,000	1,040,832
Chris LeMasters	65,000	1,353,082

(1)
After his promotion from Senior Vice President to Executive Vice President on December 6, 2018, Dr. Christensen was granted 30,000 shares in addition to his January 2018 grant of 80,000 shares as reflective of his increased level of responsibility.

The Compensation Committee determines the appropriate stock option award value by considering how the value of equity awards will impact each NEO’s total direct compensation as well as the balance between annual and long-term compensation, fixed and at-risk compensation, the Company’s strategic and operational objectives, the responsibilities and performance of the NEOs, internal equity, the grants made by companies in our compensation peer group and other factors the Compensation Committee deems relevant. The stock options we granted to the Named Executive Officers in 2018 vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and the remaining 75% of the granted options vesting on a monthly basis in each of the thirty-six months following the first anniversary of the grant date, subject to continued services through each applicable vesting date, and have a 10 year maximum term. The stock options have exercise prices equal to the closing price of our stock on the date of grant.

For 2018, the stock option award value granted to our named executive officers was set to constitute the majority of their total 2018 target compensation because of our emphasis on granting variable at-risk compensation that is tied to our performance and creating value for our shareholders, as the stock options will only result in realized value to our executives if our share price increases following the date of grant.

Additional Policies and Practices
Anti-Hedging and Pledging Policies

Under our Insider Trading Policy, directors and executive officers, as well as other employees, are prohibited from engaging in the following activities with respect to the Company’s Common Stock:

•	Hedging their interest in Company shares by selling short or trading or purchasing “put” or “call” options on our Common Stock or engaging in similar transactions; and

•	Pledging any shares of our Common Stock without prior clearance from our Corporate Compliance Officer as outlined in our Insider Trading Policy.

•
No employee, officer, agent or immediate family members may trade in the Company’s stock while in the possession of inside information or during company-specified blackout periods, such as after the release of earnings data for two full trading days.

As of the date of this proxy statement, no shares of Company common stock were pledged by any director or executive officer.
Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled Compensation Committee meetings whenever practicable. However, the Compensation Committee may otherwise approve the grant of equity awards in advance of its next scheduled meeting in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. The 2018 stock option grants to the executive officers were approved at the regularly scheduled meeting of the Compensation Committee held in January 2018. All stock options are granted with an exercise price that is not less than the closing price of our common stock on the grant date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable shareholder return.
Benefits Programs

Our employee benefit plans, including our medical, dental, group life and disability insurance plans are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. For our retirement program, we sponsor 401(k) plan for our employees. It is a retirement savings defined contribution plan established in accordance with Section 401 of the Internal Revenue Code that provides our employees with the opportunity to defer their eligible compensation on a pre-tax basis, up to statutorily prescribed annual limits and to have this amount contributed to the 401(k) plan. In 2018, we provided a matching contribution of 4% of eligible compensation deferred, up to a maximum annual matching contribution of $2,500.

We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.
Severance and Change in Control Arrangements

Our NEOs’ employment agreements entitle the executives to certain severance benefits. The benefits provide cash severance and equity acceleration in the event of involuntary/qualifying termination of employment without cause, or for a designated good reason.
We believe these severance benefits are consistent with those provided by our peer group are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ retention and motivation and that the benefits of such severance rights agreements, including generally requiring a release of claims against us as a condition to receiving any severance benefits are in our best interests. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our shareholders.

The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the NEOs in further detail.
Accounting and Tax Considerations
We account for share-based awards exchanged for employee services in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation - Stock Compensation (ASC Topic 718). Assumptions used in the calculation of these awards are included in Note 11 - “Share-Based Compensation” in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.
Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (TCJA) was signed into law, Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC), limited our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million could be deducted if it was “performance-based compensation.” Under the TCJA, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the chief executive officer or the chief financial officer at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year-end. The new rules generally apply to taxable years beginning after December 31, 2017.
Prior to the TCJA, the Compensation Committee had not adopted a policy requiring all compensation to be deductible, in order to maintain flexibility in compensating our executive officers in a manner designed to promote our objectives. Going forward, while the Compensation Committee intends to evaluate the effects of the revised compensation limits of Section 162(m) on any compensation it proposes to grant, the Compensation Committee intends to continue to provide future compensation in a manner consistent with our best interests and those of our shareholders, including compensation that is potentially not deductible.
Compensation Recovery ("Clawback") Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery "clawback" policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.
Report of the Compensation Committee

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bruce L.A. Carter, Ph.D., Chair
Henry J. Fuchs, M.D.
Craig Johnson

SUMMARY COMPENSATION TABLE
The following table shows for the fiscal years ended December 31, 2018, 2017, and 2016, compensation awarded to, paid to, or earned by, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)		Total ($)
Charles M. Baum, M.D., Ph.D.	2018	579,700	3,851,079	434,800	2,500		4,868,079
President and Chief Executive Officer	2017	562,800	831,701	225,100	2,500	(4)	1,622,101
	2016	546,155	2,260,494	163,920	2,500	(4)	2,973,069

Isan Chen, M.D.	2018	420,500	1,040,832	252,300	2,500		1,716,132
Executive Vice President and Chief Medical and Development Officer	2017	408,300	211,900	130,700	2,500	(4)	753,400
	2016	396,224	1,179,389	95,136	2,500	(4)	1,673,249

James Christensen, Ph.D.(5)	2018	374,385	2,571,375	247,200	2,500		3,195,460
Executive Vice President and Chief Scientific Officer	2017	360,700	211,900	115,400	2,500	(4)	690,500
	2016	350,051	1,310,348	84,048	2,500	(4)	1,746,947

Jamie A. Donadio	2018	363,000	1,040,832	217,800	2,500		1,624,132
Senior Vice President and Chief Financial Officer	2017	330,000	211,900	105,600	2,500		650,000
	2016	293,665	885,008	72,000	2,500		1,253,173

Chris LeMasters(6)	2018	363,000	1,353,082	217,800	2,500		1,936,382
Executive Vice President and Chief Business Officer	2017	342,550	47,677	109,600	2,500		502,327
	2016	79,769	640,969	20,400	2,500		743,638

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the years indicated, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification ("ASC") Topic 718 for Stock Compensation transactions. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options.

(2)
Amounts shown represent performance bonuses earned for 2018 performance, which were paid in the first quarter of 2019, 2017 performance, which were paid in cash in the first quarter of 2018, and performance bonuses earned for 2016 performance and which were paid in 2017.

(3)
Amounts shown represent matching contributions we paid under the terms of our 401(k) plan. These benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees in the United States.

(4)
For "All other compensation," we have excluded health insurance and term life insurance paid by us on behalf of the Named Executive Officers from the 2017 and 2016 amounts respectively, which differ from the prior year proxy statement.

(5)
Dr. Christensen was promoted to Executive Vice President from Senior Vice President effective December 6, 2018 and his salary increased to $412,000 from $371,500. Salary amount for 2018 reflects the pro-rated, earned salary for the year.

(6)	Chris LeMasters was hired on September 30, 2016.

Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2018:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options Granted	Exercise Price of Option Awards ($/Share)	Grant-date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Charles M. Baum, M.D., Ph.D.
Cash Bonus		224,138	298,850	597,700	—	—	—
Option grant	1/18/2018		—		185,000	27.00	3,851,079

Isan Chen, M.D.
Cash Bonus		126,150	168,200	336,400	—	—	—
Option grant	1/18/2018		—		50,000	27.00	1,040,832

James Christensen, Ph.D.
Cash Bonus		123,600	164,800	329,600	—	—	—
Option grant	1/18/2018		—		80,000	27.00	1,665,331
Option grant	12/6/2018		—		30,000	39.76	906,043

Jamie A. Donadio
Cash Bonus		108,900	145,200	290,400	—	—	—
Option grant	1/18/2018				50,000	27.00	1,040,832

Chris LeMasters
Cash Bonus		108,900	145,200	290,400	—	—	—
Option grant	1/18/2018		—		65,000	27.00	1,353,082

(1)
The target amounts reflect the dollar amount of each Named Executive Officer’s target annual performance-based bonus for 2018, each of which represented a percentage of such Named Executive Officer’s 2018 annual base salary as specified under the Named Executive Officer’s employment agreement, as subsequently increased by the Compensation Committee, if applicable. Threshold amounts reflect the dollar amount that would be payable if each performance goal were achieved at the threshold (i.e., 75%) level. Bonus amounts payable could be below the threshold level depending on achievement of performance goals.

(2)
This column represents the aggregate grant date fair value of equity awards granted in 2018 and calculated in accordance with ASC 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the fair value of the stock option and awards can be found under Note 11 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year End
The following table shows certain information regarding outstanding equity awards for the Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date
Charles M. Baum, M.D., Ph.D.	1/18/2018		—	185,000	$27.00	1/17/2028
	5/9/2017	(3)	167,204	—	$8.49	11/12/2022
	1/26/2017		52,708	57,292	$5.40	1/25/2027
	1/22/2016		83,855	31,145	$24.99	1/21/2026
	2/4/2015		81,458	3,542	$21.51	2/3/2025
	5/21/2014		138,514	—	$17.41	5/20/2024
	7/17/2013		103,620	—	$8.50	7/16/2020
Isan Chen, M.D.	1/18/2018		—	50,000	$27.00	1/17/2028
	1/26/2017		23,956	26,042	$5.40	1/25/2027
	1/22/2016		43,750	16,250	$24.99	1/21/2026
	2/4/2015		24,658	1,250	$21.51	2/3/2025
	5/21/2014		5,913	—	$17.41	5/20/2024
	11/8/2013		96,668	—	$15.79	11/7/2023
James Christensen, Ph.D.	12/6/2018		—	30,000	$39.76	12/5/2028
	1/18/2018		—	80,000	$27.00	1/17/2028
	1/26/2017		6,250	26,042	$5.40	1/25/2027
	10/27/2016		3,752	13,750	$5.50	10/26/2026
	1/22/2016		28,750	16,250	$24.99	1/21/2026
	2/4/2015		13,750	1,250	$21.51	2/3/2025
	5/21/2014		13,767	—	$17.41	5/20/2024
Jamie A. Donadio	1/18/2018		—	50,000	$27.00	1/17/2028
	1/26/2017		11,458	26,042	$5.40	1/25/2027
	10/27/2016		6,875	13,750	$5.50	10/26/2026
	3/21/2016		13,750	6,250	$20.40	3/20/2026
	1/22/2016		16,041	5,959	$24.99	1/21/2026
	2/4/2015		16,292	708	$21.51	2/3/2025
	5/21/2014		1,100	—	$17.41	5/20/2024
Chris LeMasters	1/18/2018		—	65,000	$27.00	1/17/2028
	1/26/2017		5,391	5,859	$5.40	1/25/2027
	10/3/2016		65,000	55,000	$6.45	10/2/2026

(1)	To the extent options are exercised the gains, if any, will depend on the value of the shares of common stock on the date of exercise.

(2)
Option grants vest over four years with twenty five percent of the shares subject to the option vesting on the first anniversary of the grant date and one forty-eighth of the shares subject to the option vesting in each of the thirty-six months following the anniversary of the grant date. Options granted in July 2013 have a 7-year maximum term and options granted November 2013 onwards have a 10-year maximum term.

(3)
The option granted to Dr. Baum on May 9, 2017 relates to the modification of Dr. Baum's option grant dated November 13, 2012, which was set to expire on November 12, 2017. The Company modified the options by extending the expiration date an additional five years.

     We did not engage in any modifications, nor did we engage in any repricings or cancellations to any outstanding stock option awards, including those of our Named Executive Officers, during 2018.
Option Exercises
The following table provides information regarding the number of shares of Common Stock acquired and value realized pursuant to the exercise of stock options during 2018 by each of the Named Executive Officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Charles M. Baum, M.D., Ph.D.	115,106	4,026,584
Isan Chen, M.D.	14,905	228,547
James Christensen, Ph.D.	98,190	1,496,986
Jamie A. Donadio	63,975	1,281,923
Chris LeMasters	—	—

(1)
Amounts shown do not reflect amounts actually received by the named individuals. The value realized on exercise is equal to the difference between the option exercise price and the market price of our Common Stock on the date of exercise, multiplied by the number of shares subject to the option, regardless of whether the individual actually sold any of the shares received upon exercise or the amount received in connection with any such sale, and without taking into account any taxes that may be payable in connection with the transaction.

Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our Named Executive Officers, as further described below. The employment agreements provide that: (1) the officer will receive a base salary; (2) the officer will be eligible to receive an annual performance-based bonus; and (3) the officer will be eligible to receive grants of stock options which will be reviewed annually in accordance with our policies and will be eligible to participate in our fringe benefit programs. The employment agreements have an indefinite term.
Furthermore, the employment agreements provide for, among other things, specific non-competition and non-solicitation covenants, which remain in effect for one year following termination, as well as a confidentiality covenant which remains in effect indefinitely or until the confidential information is publicly disclosed. In addition, there are covenants stipulating that any intellectual property developed in the course of their employment is our property.
Dr. Baum
We entered into an amended and restated employment agreement with Dr. Baum in July 2013, which provides for:

•	an initial annual base salary of $500,000;

•	an annual non-equity incentive plan bonus target of 50% of his annual base salary;

•	the remainder of the initial equity component of his compensation of an aggregate of 398,000 shares, representing options to purchase 207,240 shares which he received on July 17, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Baum's employment is at will and may be terminated at any time by either us or Dr. Baum. In December 2016 we entered into an amendment to Dr. Baum's amended and restated employment agreement which entitles Dr. Baum to amended termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.
Dr. Chen
We entered into a letter agreement with Dr. Chen in August 2013, which provides for:

•	an initial annual base salary of $370,000;

•	a non-equity incentive plan bonus target of 40% of his annual base salary;

•	an initial stock option award to purchase 110,000 shares which he received on November 8, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Chen's employment is at will and may be terminated at any time by either us or Dr. Chen. In December 2016 we entered into an amendment to Dr. Chen's letter agreement which entitles Dr. Chen to receive amended termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.
Dr. Christensen
We entered into a letter agreement with Dr. Christensen in May 2013, which provides for:

•	an initial annual base salary of $270,000;

•	a signing bonus of $75,000;

•	a non-equity incentive plan bonus target of 30% of his annual base salary;

•	an initial stock option award to purchase 30,000 shares which he received on July 17, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Dr. Christensen's employment is at will and may be terminated at any time by either us or Dr. Christensen. In December 2016 we entered into an amendment to Dr. Christensen's letter agreement which entitles Dr. Christensen to receive termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.

Mr. Donadio
We entered into a letter agreement with Mr. Donadio in March 2013, which provides for:

•	an initial annual base salary of $195,000;

•	a non-equity incentive plan bonus target of 30% of his annual base salary;

•	an initial stock option award to purchase 30,000 shares which he received on March 20, 2013; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Mr. Donadio's employment is at will and may be terminated at any time by either us or Mr. Donadio. In December 2016 we entered into an amendment to Mr. Donadio's letter agreement which entitles Mr. Donadio to receive termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.

Mr. LeMasters
We entered into a letter agreement with Mr. LeMasters in September 2016, which provides for:

•	an initial annual base salary of $340,000;

•	a non-equity incentive plan bonus target of 40% of his annual base salary;

•	an inducement stock option award to purchase 120,000 shares; and

•	participation in our fringe benefit programs that are available to all U.S.-based employees, which include health benefits and a 401(k) plan.
Mr. LeMasters' employment is at will and may be terminated at any time by either us or Mr. LeMasters. In December 2016 we entered into an amendment to Mr. LeMasters' letter agreement which entitles Mr. LeMasters to receive termination benefits as described in the "Potential Payments Upon Termination or Change of Control" below.

Potential Payments Upon Termination or Change of Control

Under the December 2016 amendment to the amended and restated employment agreement for Dr. Baum and the amendments to the letter agreements for Dr. Chen, Dr. Christensen, Mr. Donadio and Mr. LeMasters, all severance payments are conditioned upon the executive providing a release of claims against us.

The December 2016 amendment to the amended and restated employment agreements for Dr. Baum provides that in the event of a termination without cause for Dr. Baum or, in the case of resignation for good reason, in each case not in connection with a change in control, we will provide:

•	any earned and accrued base salary, vacation pay, and other payments and benefits earned and payable by law;

•	a cash payment equal to 18 months of base salary, payable in a lump sum;

•	accelerated vesting of all stock options that otherwise would have vested in the 18 months following termination; and

•	payment of COBRA group health insurance premiums for up to 18 months.

The December 2016 amendments to the letter agreements for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters provide that in the event of a termination without cause for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters or, in the case of resignation for good reason, in each case not in connection with a change in control, we will provide:

•	any earned and accrued base salary, vacation pay, and other payments and benefits earned and payable by law;

•	a cash payment equal to 12 months of base salary, payable in a lump sum;

•	accelerated vesting of all stock options that otherwise would have vested in the 12 months following termination; and

•	payment of COBRA group health insurance premiums for up to 12 months.

The December 2016 amendment to the amended and restated employment agreement for Dr. Baum and the December 2016 amendments to the letter agreements for Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters provide for involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change of control. The following benefits are provided:

•	any earned and accrued base salary and vacation pay, and other payments and benefits earned and payable by law;

•	with respect to Dr. Baum, 24 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to his target annual bonus for the year in which involuntary termination occurs;

•
with respect to Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters, 12 months of base salary, payable in a lump sum plus a lump sum cash amount equivalent to their target annual bonus for the year in which involuntary termination occurs;

•	full vesting acceleration of all outstanding stock options;

•	with respect to Dr. Baum, payment of COBRA group health insurance premiums for up to 24 months; and

•	with respect to Dr. Chen, Dr. Christensen, Mr. Donadio, and Mr. LeMasters, payment of COBRA group health insurance premiums for up to 12 months.
Under the terms of the 2013 EIP, options held by our executive officers may be subject to acceleration, termination or other treatment in connection with a change of control transaction or their termination of employment.

Potential Payments Upon Termination Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	Medical ($)(4)	Total ($)
Charles M. Baum, M.D., Ph.D.	869,550	80,266	3,867,430	27,630	4,844,876
Isan Chen, M.D.	420,500	40,617	1,119,770	20,508	1,601,395
James Christensen, Ph.D.	412,000	55,093	1,638,282	25,708	2,131,083
Jamie A. Donadio	363,000	31,108	1,329,869	21,050	1,745,027
Chris LeMasters	363,000	41,363	1,663,472	25,708	2,093,543
*Reflects a termination without cause, or in the case of resignation for good reason, not in connection with a change in control.

(1)
For the NEOs other than our Chief Executive Officer, amount represents a lump sum cash payment equal to 12 months of base salary. For our Chief Executive Officer, amount represents a lump sum cash payment equal to 18 months of base salary.

(2)	Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.

(3)
The amounts in this column represent the intrinsic value of "in-the-money" unvested options as of December 31, 2018 that would vest in accordance with the executive officer's employment agreement. Values were derived using the closing price of the Company's common stock on December 31, 2018 of $42.42.

(4)	Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

Potential Payments Upon Change in Control Table*

Name	Severance ($)(1)	Accrued Compensation ($)(2)	Option Awards ($)(3)	Medical ($)(4)	Total ($)
Charles M. Baum, M.D., Ph.D.	1,458,250	80,266	5,590,570	36,840	7,165,926
Isan Chen, M.D.	588,700	40,617	2,044,450	20,508	2,694,275
James Christensen, Ph.D.	576,800	55,093	3,094,500	25,708	3,752,101
Jamie A. Donadio	508,200	31,108	2,499,019	21,050	3,059,377
Chris LeMasters	508,200	41,363	3,197,550	25,708	3,772,821
*Reflects involuntary termination benefits in the event of a termination without cause or resignation for good reason in connection with a change in control.

(1)
For the NEOs other than our Chief Executive Officer, amount represents a lump sum cash payment equal to 12 months of base salary plus a lump sum cash amount equivalent to their target bonus for the year in which involuntary termination occurs. For our Chief Executive Officer, amount represents a lump sum cash payment equal to 24 months of base salary plus a lump sum cash amount equivalent to his target annual bonus for the year in which involuntary termination occurs.

(2)	Accrued compensation is comprised of any earned or accrued base salary, vacation pay, and other payments and benefits earned and payable by law.

(3)
The amounts in this column represent the intrinsic value of "in-the-money" unvested options as of December 31, 2018 that would vest in accordance with the executive officer's employment agreement. Values were derived using the closing price of the Company's common stock on December 31, 2018 of $42.42.

(4)	Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2013 Equity Incentive Plan	3,563,786	$20.04	5,454,901
2013 Employee Stock Purchase Plan	—	—	157,360
Total equity compensation plans approved by security holders	3,563,786		5,612,261

Equity compensation plans not approved by security holders(1)	120,000	$6.45	—

(1) The Compensation Committee of our Board of Directors approved an inducement grant to our Chief Business Officer as an inducement material to entering into employment with the Company pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules. The inducement grant consists of a stock option to purchase up to 120,000 shares of our common stock with a per share exercise price or $6.45, which was the adjusted closing price of our common stock on the October 3, 2016 grant date. The inducement grant vests over four years, with 25% of the underlying shares vesting on the first anniversary of the date of grant, and the remaining shares will vest monthly thereafter, at the rate of 1/48th of the shares subject to the option, until fully vested.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Compensation Committee, in consultation with Radford, reviews the director compensation levels of the peer group and recommends the compensation of non-employee directors to the Board of Directors on an annual basis. The following table summarizes the compensation earned by or paid to each of the non-employee directors in 2018:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bruce L.A. Carter, Ph.D.	57,500	201,115	258,615
Henry J. Fuchs, M.D.	52,500	201,115	253,615
Michael Grey	51,250	201,115	252,365
Craig Johnson	60,000	201,115	261,115
Maya Martinez-Davis(2)	3,356	747,435	750,791
Aaron I. Davis(2)	2,826	747,435	750,261
Rodney W. Lappe, Ph.D.	68,750	301,672	370,422
Neil A. Reisman, CPA, J.D.(3)	40,000	201,115	241,115

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted computed in accordance with ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the non-employee directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the shares of common stock underlying such stock options.

(2)
Ms. Martinez-Davis and Mr. Davis were appointed to the Board on December 6, 2018. The amounts shown reflect the pro-rated amount earned for the period December 6 through December 31, 2018, which was paid in 2019.

(3)
Mr. Reisman resigned as member of the Board effective December 5, 2018, and therefore received compensation until December 5, 2018, his last day of service. The total fees earned by Mr. Reisman during 2018 were paid to Tavistock Foundation, Inc., a charitable organization which is affiliated with Boxer Capital.

On January 17, 2019, the Compensation Committee approved changes to the cash retainer element and equity compensation based upon a compensation assessment conducted by Radford and is reflective of competitive director pay practices of the 2019 peer group. The following table summarizes the current annual compensation for non-employee directors, pursuant to our amended and restated non-employee director compensation policy:

Cash Compensation		Stock-Based Compensation
Board of Directors annual retainer	$40,000	Number of shares underlying stock options granted upon joining the Board	25,000
Incremental annual retainer for the Chairman	$30,000	Number of shares underlying stock options granted annually to all directors (1)	11,000
		Incremental annual number of shares underlying stock options granted annually for the Chairman(1)	4,000
Committee Chair annual retainer
Audit	$20,000
Compensation	$12,000
Nominating and Corporate Governance	$10,000
Research and Development	$10,000
Committee member annual retainer
Audit	$10,000
Compensation	$6,000
Nominating and Corporate Governance	$5,000
Research and Development	$5,000

(1)
To align the pricing of option grants with those of the Company's executive officers, effective January 18, 2018, the annual option grant to our non-employee directors occurs each fiscal year on the earlier to occur of (i) the grant of annual equity awards to the Company's executive officers or (ii) the date of the Mirati annual stockholder meeting.

The stock options granted upon joining the Board vests in a series of 36 substantially equal monthly installments after the date of grant, and the stock options granted upon re-election to serve on the Board vests in 12 substantially equal monthly installments after the date of grant. Director's fees are pro-rated to the date the director is appointed or elected. In addition, directors are reimbursed for all reasonable and documented travel-related expenses incurred by them in order to attend Board of Directors and committee meetings, subject to our travel policy.
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	transaction from which the directors derived an improper personal benefit.
Our amended and restated certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a directors' and officers' liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder's investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2018 to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive and Director Compensation."
Participation in Offerings
In January 2019, the Company sold 1,854,838 shares of its common stock at a public offering price of $62.00 per share. The following table sets forth the number of shares of our common stock purchased by holders of more than 5% of our common stock or entities affiliated with them, directors and entities affiliated with certain of our directors:

Name	Shares Of Common Stock	Purchase Price
Boxer Capital, LLC	150,000	$62.00
FMR LLC	553,500	$62.00
BlackRock Inc.	80,000	$62.00

In June 2018, the Company sold 3,162,500 shares of its common stock at a public offering price of $38.85 per share and sold warrants to purchase up to 421,650 shares of its common stock at a public offering price of $38.849 per warrant share. The public offering price for the warrants were equal to the public offering price of the common stock, less the $0.001 per share exercise price of each warrant. The following table sets forth the number of shares of common stock purchased by holders of more than 5% of our common stock or entities affiliated with them, directors and entities affiliated with certain of our directors:

Name	Shares Of Common Stock	Purchase Price
Boxer Capital, LLC	193,050	$38.85
venBio Select Advisor LLC	400,000	$38.85
FMR LLC	40,000	$38.85

As part of the offering, venBio Select Advisor LLC also purchased pre-funded warrants at a public offering price of $38.849 per warrant share which allow them to purchase up to 63,235 shares of our common stock at an exercise price of $0.001 per warrant share. Baker Bros. Advisors LP also purchased pre-funded warrants at a public offering price of $38.849 per warrant share which allow them to purchase up to 358,415 shares of our common stock at an exercise price of $0.001 per warrant share.

Consulting Agreement with F. Hasnain

Faheem Hasnain provided consulting services to the Company pursuant to a Consulting Agreement, dated May 1, 2017, as amended on April 30, 2018 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, (i) on May 1, 2017, the Company granted Mr. Hasnain an option to purchase 35,000 shares of common stock at an exercise price of $4.35 per share, which shares vested in full on July 31, 2017, and (ii) on July 11, 2018 the Company granted Mr. Hasnain an option to purchase 10,000 shares of common stock at an exercise price of $49.20 per share, which shares vest in a series of 12 equal monthly installments. The Consulting Agreement was terminated on February 15, 2019.

BeiGene Transaction

On January 7, 2018, the Company and BeiGene, Ltd. (“BeiGene”) entered into a Collaboration and License Agreement (the “Agreement”), under which the Company and BeiGene agreed to collaboratively develop sitravatinib in Asia (excluding Japan and certain other countries), Australia and New Zealand (the “Licensed Territory”). The transaction was deemed a related party transaction because of Baker Bros.' equity ownership in BeiGene. Under the Agreement, Mirati granted BeiGene an exclusive license to develop, manufacture and commercialize sitravatinib in the Licensed Territory, with Mirati retaining exclusive rights for the development, manufacturing and commercialization of sitravatinib outside the Licensed Territory.

As consideration for the rights granted to BeiGene under the Agreement, BeiGene agreed to pay to Mirati an upfront fee of $10.0 million. BeiGene is also required to make milestone payments to Mirati of up to an aggregate of $123.0 million upon the first achievement of specified clinical, regulatory and sales milestones. The Agreement additionally provides that BeiGene is obligated to pay to Mirati royalties at tiered percentage rates ranging from mid-single digits to twenty percent on annual net sales of licensed products in the Licensed Territory, subject to reduction under specified circumstances.

The Agreement will terminate upon the expiration of the last royalty term for the licensed products, which is the latest of (i) the date of expiration of the last valid patent claim related to the licensed products under the Agreement, (ii) 10 years after the first commercial sale of a licensed product and (iii) the expiration of any regulatory exclusivity as to a licensed product. BeiGene may terminate the Agreement at any time by providing 60 days’ prior written notice to Mirati. Either party may terminate the Agreement upon a material breach by the other party that remains uncured following 60 days after the date of written notice of such breach or upon certain bankruptcy events. In addition, Mirati may terminate the Agreement upon written notice to BeiGene under specified circumstances if BeiGene challenges the licensed patent rights.

Employment Arrangements
We currently maintain written employment agreements with several of our Named Executive Officers, as described in "Executive Compensation."
Stock Options Granted to Executive Officers and Directors
We have granted stock options to our executive officers and directors, as more fully described in "Executive Compensation."
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in "Executive Compensation—Limitation of Liability and Indemnification."
Director Affiliations With Our Principal Stockholders
Some of our directors that served during 2018 are affiliated with our principal stockholders as indicated in the table below:

Director	Affiliation
Rodney W. Lappe, Ph.D.(1)	Boxer Capital, LLC
Neil A. Reisman, CPA, J.D.(2)	Boxer Capital, LLC
Aaron I. Davis(3)	Boxer Capital, LLC
(1) We did not nominate Dr. Lappe for re-election at the annual meeting as a result of his preference to retire from the Board at the end of his current term.
(2) Mr. Reisman resigned as member of the Board effective December 5, 2018.
(3) Mr. Davis is Chief Executive Officer of Boxer Capital, LLC.
Board Observer and Nomination Rights
As long as Boxer Capital beneficially owns at least 10% of our issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such stockholders), or Baker Bros. beneficially owns at least 3,000,000 shares of our common stock, then Baker Bros. and Boxer Capital, as the case may be, has the right to appoint an observer to the Board of Directors. Each observer has the right to receive notice of and attend the meetings of the Board of Directors, and has the right to address the Board of Directors at any of its meetings, but does not have any right to vote at any meeting of the Board of Directors.
In addition to appointing an observer, as long as Boxer Capital owns at least 10% of the issued and outstanding shares of common stock, calculated on a partially diluted basis (assuming only the exercise of any convertible securities or rights to acquire shares of common stock of such stockholders), or so long as Baker Bros. beneficially owns at least (a) 3,000,000 shares of our common stock and (b) 8% of our outstanding shares of common stock, then Baker Bros. and Boxer Capital, as the case may be, has the right, but not the obligation, to nominate one person to the Board of Directors. We are required to include each of Baker Bros.' and Boxer Capital's director nominees in our proposed slate of directors at each annual or special (if applicable) meeting and recommend that stockholders vote in favor of such nominee. Aaron I. Davis is Boxer Capital's director nominee.

Policies and Procedures for Transactions with Related Persons
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of "related-person transactions." For purposes of our policy only, a "related-person transaction" is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are, were or will be participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related-person transactions under this policy. A "related person" as determined since the beginning of our last fiscal year is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant stockholders identify, any transaction involving them, their affiliates or immediate family members that may be considered a related party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us of the transaction;

•	the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related party transaction, our Audit Committee must consider, in light of known circumstances, and determine in the good faith exercise of its discretion whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders.
Compensation Committee Interlocks and Insider Participation
None of our current or former executive officers serve as a member of our Compensation Committee. None of our officers serve, or have served during the last completed fiscal year on the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or our Compensation Committee.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Mirati Therapeutics, Inc. stockholders will be "householding" our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Mirati Therapeutics, Inc. Direct your written request to Mirati Therapeutics, Inc., Attn: Investor Relations, 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121 or contact Chris LeMasters, Chief Business Officer at (858) 332-3410. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Perry C. Johnston Secretary

April 19, 2019

Appendix A
MIRATI THERAPEUTICS, INC.
2013 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MAY 8, 2013
APPROVED BY THE STOCKHOLDERS: JUNE 21, 2013
AMENDED AND APPROVED BY THE BOARD: APRIL 3, 2014
APPROVED BY THE STOCKHOLDERS: MAY 21, 2014
AMENDED AND APPROVED BY THE BOARD: MARCH 25, 2015
APPROVED BY THE STOCKHOLDERS: MAY 21, 2015
AMENDED AND APPROVED BY THE BOARD: SEPTEMBER 12, 2016
AMENDED AND APPROVED BY THE BOARD: MARCH 31, 2017
APPROVED BY THE STOCKHOLDERS: MAY 17, 2017
AMENDED AND APPROVED BY THE BOARD: MARCH 21, 2019

REGISTRATION DATE/EFFECTIVE DATE: JULY 12, 2013

1.	GENERAL.
(a)    Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the MethylGene Inc. Amended and Restated Stock Option Plan, as amended June 27, 2012 (the “Prior Plan”). From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.
(i)    Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and will be immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.
(ii)    In addition, from and after 12:01 a.m. Pacific time on the Effective Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.
(b)    Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)    Available Awards. This Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d)    Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.    ADMINISTRATION.
(a)    Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan, including:
(i)    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)    To settle all controversies regarding the Plan and Awards granted under it.
(iv)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without such Participant’s written consent except as provided in subsection (viii) below.
(vi)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.
(viii)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)    Delegation to Committee.
(i)    General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)    Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)    Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii) below.
(e)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)    Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or SARs under the Plan, or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value in exchange for cash or other Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event..
3.    SHARES SUBJECT TO THE PLAN.
(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 8,897,444 shares (the “Share Reserve”), which number is the sum of (i) 400,000 shares originally approved by the Company stockholders in June 2013, (ii) 900,000 shares approved by the Company stockholders at the Company’s annual meeting of stockholders in May 2014, (iii) 1,500,000 shares approved by the Company stockholders at the Company’s annual meeting of stockholders in May 2015, (iv) 2,900,000 shares approved by the Company stockholders at the Company’s annual meeting of stockholders in May 2017, (v) 2,500,000 shares approved by the Company stockholders at the Company’s annual meeting of stockholders in May 2019, (vi) the number of shares subject to the Prior Plan’s Available Reserve, plus (vii) the number of shares that are Returning Shares, as such shares become available from time to time. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)    Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c)    Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 9,400,000 shares of Common Stock.
(d)    Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.
(i)    A maximum of 500,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.
(ii)    A maximum of 500,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)    A maximum of $1,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.
(e)    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.    ELIGIBILITY.
(a)    Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b)    Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.
(b)    Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)    Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)    by cash, check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    in any other form of legal consideration that may be acceptable to the Board, permissible under applicable law, the rules of any applicable stock exchange and specified in the applicable Award Agreement.
(d)    Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)    Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)    Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)    Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)    Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)    Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)    Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)    Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)    Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)    Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.
(l)    Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)    Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)    Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)    Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)    Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)    Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)    Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award

Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)    Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law and the rules of any applicable stock exchange.
(ii)    Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)    Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)    Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)    Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)    Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)    Performance Awards.
(i)    Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)    Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)    Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv)    Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.
(d)    Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.    COVENANTS OF THE COMPANY.
(a)    Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.
(b)    Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.    MISCELLANEOUS.
(a)    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(b)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)    Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)    Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), and for so long as the Company remains a “reporting issuer” under Canadian Securities Laws at www.SEDAR.com, or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and, if requested by the Company, to participate in the Plan through an on-line electronic system established and maintained by the Plan administrator or another third party selected by the Plan administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j)    Deferrals. To the extent permitted by applicable law and the rules of any applicable stock exchange, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(l)    Compliance with Canadian Securities Law requirements. The Company’s obligation to issue Stock Awards or shares of Common Stock under the Plan is subject to all of the applicable laws, regulations or rules of any government agency or other competent authority in respect to the issuance or distribution of securities and to the rules of any stock exchange on which the Common Stock of the Company is listed, if applicable. For so long as the Company remains a “reporting issuer” under Canadian Securities Laws, this Plan shall remain subject to applicable Canadian Securities Laws.
(m)    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a) and Section 3(f), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)    Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)    accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction in accordance with the exercise procedures determined by the Board;
(iv)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for no consideration ($0) or such consideration, if any, as the Board, in its sole discretion, may consider appropriate; or
(vi)    cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for a payment, in such form as may be determined by the Board, equal to the excess, if any, of (A), the per share amount (or value of property per share) payable to holders of Common Stock in connection with the Corporate Transaction, over (B) the per share exercise price under the applicable Award, multiplied by the number of shares subject to the Stock Award. For clarity, this payment may be $0 if the amount per share (or value of property per share) payable to the holders of the Common Stock is equal to or less than the per share exercise price of the Stock Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Corporate Transaction may apply to such payment to the holder of the Stock Award to the same extent and in the same manner as such provisions apply to the holders of Common Stock.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)    Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow or other contingent consideration.
(e)    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, Options or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.    PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.
The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
11.    EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.
The Plan will come into existence on the Adoption Date; provided, however, that no Award may be granted prior to the Effective Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.
12.    CHOICE OF LAW.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.    DEFINITIONS.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)    “Award” means a Stock Award or a Performance Cash Award.
(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Canadian Securities Laws” means collectively, all securities laws of the provinces and territories of Canada and the respective rules and regulations under such laws together with applicable published policy statements, instruments, notices and blanket orders or rulings and all discretionary orders or rulings, if any, applicable to the Company.
(f)    “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(g)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation (whether by affirmative act or omission) in, a fraud or act of dishonesty against the Company and/or its Affiliates; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole and exclusive judgment and discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the Effective Date, either an executive officer or a Director (either, an “Registration Investor”) and/or any entity in which an Registration Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “Registration Entities”) or on account of the Registration Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the Registration Entities;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the Registration Entities; or
(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.
(j)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k)    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l)    “Common Stock” means, as of the Effective Date, the common stock of the Company, having 1 vote per share.
(m)    “Company” means Mirati Therapeutics, Inc., a Delaware corporation.
(n)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service ; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)    a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(q)    “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(r)    “Director” means a member of the Board.
(s)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(t)    “Effective Date” means the date of effectiveness of the Company’s Registration Statement on Form 10.
(u)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)    “Entity” means a corporation, partnership, limited liability company or other entity.
(w)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(y)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market where the greatest volume of trading and value in the Common Stock occurs) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)    “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)    “Insider” has the same meaning ascribed thereto in the Toronto Stock Exchange Company Manual.
(bb)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(cc)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(dd)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(ee)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(ff)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(gg)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(hh)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ii)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(jj)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(kk)    “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ll)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(mm)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(nn)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of users, including but not limited to unique users; (xxxix) employee retention; (xxxx) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
(oo)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.
(pp)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(qq)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(a).
(rr)    “Plan” means this Mirati Therapeutics, Inc. 2013 Equity Incentive Plan.
(ss)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(tt)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(uu)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(vv)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(ww)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(xx)    “Securities Act” means the Securities Act of 1933, as amended.
(yy)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(zz)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(aaa)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(bbb)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(ddd)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

MIRATI THERAPEUTICS, INC.
9393 TOWNE CENTER DRIVE
SUITE 200
SAN DIEGO, CA 92121

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MRTX2019**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76043-P20976

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MIRATI THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Charles M. Baum
02) Bruce L.A. Carter
03) Aaron I. Davis
04) Henry J. Fuchs
05) Michael Grey
06) Faheem Hasnain
07) Craig Johnson
08) Maya Martinez-Davis

The Board of Directors recommends you vote FOR proposal 2, proposal 4, and proposal 5 and 1 Year for proposal 3.

	1 Year	2 Years	3 Years	Abstain
3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.	▢	▢	▢	▢

NOTE: To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E76044-P20976

MIRATI THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 15, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles M. Baum and Perry C. Johnston, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIRATI THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on May 15, 2019, at www.virtualshareholdermeeting.com/MRTX2019, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side